Exhibit 10.2

[EXECUTION COPY]

Published CUSIP Number: 01535EAA9

CREDIT AGREEMENT

Dated as of February 7, 2012

among

ALEXION PHARMACEUTICALS, INC.,

as the Administrative Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

THE OTHER LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and as Joint Book Managers

RBS CITIZENS, NATIONAL ASSOCIATION and SUNTRUST BANK

as Co-Documentation Agents

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

SCHEDULES

1.01	Existing Letters of Credit
1.01(a)	Mandatory Cost Formulae
1.01(r)	Restructuring
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.09	Environmental Matters
5.13(d)	ERISA
5.14	Subsidiaries and Other Equity Investments; Loan Parties
5.18	Intellectual Property Matters
5.24	Tax Identification
6.12	Guarantors
7.02	Existing Indebtedness
7.03(a)	Investment Policy
7.03(c)	Existing Investments
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A	Committed Loan Notice
B-1	Revolving Credit Note
B-2	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	Guaranty (Administrative Borrower)
E-2	Guaranty (Existing Domestic Subsidiary Guarantors)
E-3	Guaranty (Company)
E-4	Guaranty (Foreign Subsidiary Guarantors)
F	Swing Line Loan Notice
G	Designated Borrower Request and Assumption Agreement
H	Designated Borrower Notice
I-1-4	Forms of U.S. Tax Compliance Certificate
J	Solvency Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of February 7, 2012, among ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”), certain Subsidiaries of the Administrative Borrower party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Administrative Borrower, the “Borrowers” and, each a “Borrower”); each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and J.P. MORGAN SECURITIES LLC, as joint lead arrangers and joint book managers.

PRELIMINARY STATEMENTS:

Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), EMRD Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of the Administrative Borrower (“Merger Sub”), will merge (the “Merger”) with and into Enobia Pharma Corp. (the “Company”), with (a) the Merger Consideration being paid, and (b) the Company surviving as a wholly-owned Subsidiary of the Administrative Borrower.

The Borrowers have requested that, substantially simultaneously with the consummation of the Merger, the Lenders provide (x) a term credit facility in an aggregate principal amount of $240,000,000 and (y) a revolving credit facility in an aggregate principal amount of $200,000,000 to the Borrowers pursuant to this Agreement.

The Lenders have indicated their willingness to lend the requested credit facilities, on the terms and subject to the conditions set forth herein.

The Administrative Borrower, various financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent, are parties to a Second Amended and Restated Credit Agreement, dated as of March 7, 2011, as amended (the “Existing Credit Agreement”).

On the Closing Date, (x) a portion of the Borrowers’ cash on hand and (y) the Borrowing of Loans under this Agreement will be used to finance the repayment of all amounts outstanding under the Existing Credit Agreement and certain other existing Indebtedness of the Borrowers and their Subsidiaries (including the Company) and pay the Merger Consideration and the Transaction Expenses.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreements” each Deposit Account Control Agreement, Securities Account Control Agreement and each other account control agreement entered into pursuant to the terms of this Agreement or any other Loan Document, in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Acquisition” means the acquisition of the Company pursuant to the terms of the Merger Agreement.

“Act” has the meaning specified in Section 11.18.

“Activation Notice” has the meaning specified in Section 6.20(b).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments, as of the date of this Agreement, are $440,000,000.

“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term Facility, the aggregate amount of the Term Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Alternative Currency” means each of Euro, Sterling, Swiss Francs, Yen and Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“APIS” means, Alexion Pharma International Sarl, a corporation organized and existing under the laws of Switzerland.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Closing Date Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans (after giving effect to any Incremental Term Loans made or to be made with respect to any Incremental Term Commitment of such Term Lender) at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending March 31, 2012, 0.375% per annum for Base Rate Loans and 1.375% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	≤ 1.00 to 1.00	1.250%	0.250%	0.250%
II	> 1.00 to 1.00 but ≤1.50 to 1.00	1.375%	0.375%	0.250%
III	> 1.50 to 1.00 but ≤ 2.00 to 1.00	1.500%	0.500%	0.300%
IV	> 2.00 to 1.00	2.000%	1.000%	0.400%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level IV shall be effective as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and, in each case, shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.15.

“Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated and J.P. Morgan Securities LLC, in their capacities as joint lead arrangers and joint book managers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platforms) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Administrative Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Administrative Borrower and its Subsidiaries, including the notes thereto.

“Australian Dollars” means the lawful currency of Australia.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Guaranty” means the guaranty made pursuant to Article X hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations and inventory produced for commercial sale). For purposes of this definition, (a) the purchase price of equipment that is purchased with the trade-in or disposition proceeds of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be and (b) all amounts (including the fair market value of all Equity Interests consisting solely of common stock of the Administrative Borrower) used as consideration for the Acquisition or for an acquisition permitted pursuant to Section 7.03(i) shall be excluded from the calculation of Capital Expenditures.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers or any Subsidiary free and clear of all Liens (other than Liens created under the Collateral Documents or other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof and (ii) obligations issued by any State of the United States of America or political subdivision thereof that is rated AAA by S&P and Aaa by Moody’s maturing within one year from the date of acquisition thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than two years from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(d) Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e) Repurchase agreements with banks described in clause (b) above for government obligations described in clause (a) above, with maturities of not more than 360 days from the date of acquisition and for the stated price thereof in such agreements; and

(f) corporate debt instruments, including medium term notes and floating rate notes, issued by entities organized under the laws of the United States and payable in Dollars; provided that such corporate debt instruments are rated A2 or better by Moody’s or A or better by S&P and mature in two years or less from the date of issuance.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) Bank of America and its Affiliates (in each case, to the extent Bank of America remains a Lender hereunder), (b) JPMorgan Chase Bank, N.A. and its Affiliates (in each case, to the extent JPMorgan Chase Bank, N.A. remains a Lender hereunder) and (c) any other Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in each case of the foregoing clauses (a), (b) and (c), in their respective capacities as a party to a Cash Management Agreement; provided that (i) any such Person that enters into a Cash Management Agreement with the Administrative Borrower or any other U.S. Loan Party shall be a “Cash Management Bank” solely with respect to the U.S. Loan Parties and (ii) any such Person that enters into a Cash Management Agreement with any Designated Borrower or any other Foreign Obligor shall be a “Cash Management Bank” solely with respect to the Foreign Obligors.

“Cash Pooling Arrangements” shall mean a deposit account arrangement among a Cash Management Bank and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts with such institution for cash management purposes.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the immediate right to acquire (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Administrative Borrower entitled to vote for members of the board of directors or equivalent governing body of the Administrative Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Administrative Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Closing Date Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers on the Closing Date pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Closing Date Term Commitment”.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Securities Pledge Agreement, the Mortgage, the Account Control Agreements, and each of the mortgages, collateral assignments, landlord’s waiver and consent agreements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collection Account” has the meaning specified in Section 6.20(b).

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the Preliminary Statements to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Administrative Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, (iv) compensation paid to employees in the form of common stock, (v) one-time non-recurring and customary transaction fees, costs and expenses, integration costs and facility consolidation and closing costs in an aggregate amount not to exceed $20,000,000, incurred in connection with permitted Investments, provided that such fees, costs and expenses are incurred within twelve (12) months of such applicable Investments, (vi) one-time non-recurring severance costs and expenses, payments to employees on account of their equity ownership and one-time compensation charges incurred in connection with permitted Investments, provided that such costs, expenses and payments are incurred within twelve (12) months of such applicable Investments, (vii) Transaction Expenses, integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation charges, in each case, in connection with the Transaction in an aggregate amount not to exceed $16,000,000, (viii) the effects of adjustments pursuant to GAAP resulting from purchase accounting in relation to the Transaction or any other Investment not prohibited by this Agreement, or the amortization or write-off of any amounts thereof, net of taxes, in each case, which do not represent a cash item in such period or any future period, (ix) gains or losses associated with the revaluation of earnouts, milestones or other similar contingent obligations incurred in connection with the Transaction, the previous acquisitions of Taligen Therapeutics and Orphatec Pharmaceuticals or any other Investment not prohibited by this Agreement, (x) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Administrative Borrower and its Subsidiaries for such Measurement Period) and (xi) such other costs, expenses and adjustments related to the Transaction or other Investments not prohibited by this Agreement as the Administrative Agent shall approve, in its reasonable discretion, and minus (b) the following to the extent included in calculating such Consolidated Net Income: all non-cash items increasing Consolidated Net Income (in each case of or by the Administrative Borrower and its Subsidiaries for such Measurement Period).

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA minus the sum of (i) non-financed Capital Expenditures made by the Administrative Borrower and each of its Subsidiaries during the most recently completed Measurement Period and (ii) aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the Administrative Borrower and its Subsidiaries for the most recently completed Measurement Period (but excluding taxes paid in connection with the Restructuring in an aggregate amount not to exceed $80,000,000) to (b) the sum of (i) Consolidated Interest Charges payable in cash for the most recently completed Measurement Period (other than any Transaction Expenses), (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, in each case, of or by the Administrative Borrower and its Subsidiaries for the most recently completed Measurement Period, and (iii) the aggregate amount of all cash Restricted Payments made by the Administrative Borrower and its Subsidiaries on a consolidated basis during the most recently completed Measurement Period (other than in respect of any purchase, redemption or acquisition of any common Equity Interest of the Administrative Borrower made in accordance with the provisions of Section 7.06(e)); provided, that, (a) the amounts set forth in clauses (a)(ii), (b)(i) and (b)(ii) above shall be calculated on an annualized basis, based on the full fiscal quarters completed after the Closing Date, such that (A) for the Measurement Period ending March 31, 2012, such respective amounts shall be multiplied by four, (B) for the Measurement Period ending June 30, 2012, such respective amounts shall be multiplied by two and (C) for the Measurement Period ending September 30, 2012, such respective amounts shall be multiplied by 4/3, (b) in the event of an acquisition permitted by Section 7.03(i) made during the Measurement Period, the foregoing ratio shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Administrative Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (other than commercial letters of credit issued for the payment of trade payables incurred in the ordinary course of business), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and all earnouts, milestones or other contingent obligations in connection with the Transaction, the previous acquisitions of Taligen Therapeutics and Orphatec Pharmaceuticals or any other Investment not prohibited by this Agreement), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Administrative Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Administrative Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Administrative Borrower or such Subsidiary; provided, however, obligations in respect of any economic development incentive program from any State or any subdivision thereof in connection with the Administrative Borrower’s business development activities in such State or subdivision shall constitute Consolidated Funded Indebtedness solely to the extent required under GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest), or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Administrative Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Administrative Borrower and its Subsidiaries for the most recently completed Measurement Period; provided, that, in the event of an acquisition permitted by Section 7.03 made during the Measurement Period, the foregoing ratio shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Administrative Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains or extraordinary non-cash losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Administrative Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Period of any Person if such Person is not a Subsidiary, except that the Administrative Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Period to the Administrative Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Administrative Borrower as described in clause (b) of this proviso), (d) any unrealized net gain or loss resulting from Swap Contracts for currency exchange risk and any foreign currency transaction or translation gains or losses, and (e) without duplication of any other amounts, any expenses, charges or losses to the extent covered by indemnification or other reimbursement obligations of third parties or covered by insurance (solely to the extent the applicable insurer has been notified of the potential claim and does not dispute coverage), provided that in the case of this clause (e) the Administrative Borrower or the applicable Subsidiary either (x) has received the proceeds of such indemnification or reimbursement right or insurance claim at the time the Administrative Borrower delivers a Compliance Certificate pursuant to Section 6.02(b) for the relevant Measurement Period or (y) reasonably expects to receive the proceeds of such indemnification or reimbursement right or insurance claim within the immediately succeeding period of four fiscal quarters of the Administrative Borrower, provided, further that such amounts excluded pursuant to clause (y) of this proviso shall not exceed $25,000,000.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” means each deposit account and securities account now or hereafter owned by any Loan Party, other than (a) disbursement accounts, payroll accounts, withholding tax and other fiduciary accounts, and (b) any deposit account or securities account with an average daily balance of less than $5,000,000, provided that the aggregate daily balances in all such accounts do not exceed $20,000,000.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurodollar Rate Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans, within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Administrative Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Deposit Account Control Agreement” shall mean an agreement substantially in form and substance reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s “control” (as such term is defined in Section 9-104 of the UCC) with respect to, or otherwise perfecting (in any comparable manner with respect to any non-U.S. jurisdiction) the Administrative Agent’s Lien on, any deposit account (including, without limitation that certain Deed of Disclosed Pledge over Bank Accounts executed on the Closing Date, between Alexion Holding B.V. and the Administrative Agent).

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.15.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disclosed Litigation” has the meaning set forth in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States and is not otherwise a Foreign Subsidiary.

“Domestic Subsidiary Guarantor” means, collectively, the Domestic Subsidiaries of the Administrative Borrower listed on Part (a) of Schedule 6.12, and each other Domestic Subsidiary of the Administrative Borrower that shall execute and deliver a guaranty or guaranty supplement pursuant to the requirements of Section 6.12. Notwithstanding anything to the contrary contained herein, no Domestic Subsidiary shall be required to become a “Domestic Subsidiary Guarantor” hereunder in the event such Domestic Subsidiary is not permitted by Law to enter into the Guaranty.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Indemnity Agreement” means that certain Environmental Indemnification and Release Agreement dated as of the Closing Date made by each Loan Party in favor of the Administrative Agent.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment or into public waste management systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Credit Loan, or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.” Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Property” means “Excluded Property” as such term is defined in the Collateral Documents.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) income or franchise Taxes imposed on or measured by its gross or net income (however denominated), and branch profits Taxes (or Taxes similar to branch profits Taxes imposed by any other jurisdiction), in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) U.S. federal Taxes imposed on amounts payable to or for the account of such

Recipient pursuant to a Law in effect on the date on which (i) such Recipient becomes a party to this Agreement (other than pursuant to an assignment requested by the Administrative Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (e) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Existing Letters of Credit” means each letter of credit identified on Schedule 1.01 hereto.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business from proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (or other payments in lieu thereof), in each case, in respect of any fixed or capital assets.

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDA” means the U.S. Food and Drug Administration.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, the letter agreement, dated December 28, 2011, among the Administrative Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

“Foreign Disposition” has the meaning specified in Section 2.05(b)(iv).

“Foreign Extraordinary Receipts” has the meaning specified in Section 2.05(b)(iv).

“Foreign F/X Swap Contract” means a Swap Contract, where one or more non-Guarantor Foreign Subsidiaries of the Administrative Borrower is a counterparty thereto, for foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions which are entered into to hedge against currency and related risks or any combination of any of the foregoing (including any options to enter into any of the foregoing, but specifically excluding the foregoing entered into to hedge against interest rate risks) whether or not any such transaction is governed by or subject to any agreement.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(e).

“Foreign Lender” means, (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Obligor Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under or otherwise with respect to (a) the Loan Documents, (b) any treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements, (c) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements, (d) Cash Pooling Arrangements and (e) any Loan, Letter of Credit or Lender Issued Guarantee in connection with any Credit Extension to a Designated Borrower, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Obligor in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Foreign Plan” has the meaning specified in Section 5.12(e).

“Foreign Subsidiary” means any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC.

“Foreign Subsidiary Guarantor” means, collectively, the Material Foreign Subsidiaries of the Administrative Borrower listed on Part (b) of Schedule 6.12, and each other Material Foreign Subsidiary of the Administrative Borrower that shall execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12. Notwithstanding anything to the contrary contained herein, no Material Foreign Subsidiary shall be required to become a “Foreign Subsidiary Guarantor” hereunder in the event (i) a material adverse tax consequence would result from the execution and delivery of the Guaranty as contemplated herein, (ii) such Material Foreign Subsidiary is not permitted by Law to enter into the Guaranty, or (iii) as otherwise agreed to by the Administrative Agent, in its reasonable discretion, after consultation with the Borrower.

“Foreign Subsidiary F/X Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each non-Guarantor Foreign Subsidiary of the Administrative Borrower and each other Loan Party arising under or in respect of any Foreign F/X Swap Contract that is entered into by and between any such non-Guarantor Foreign Subsidiary, any such Loan Party and any Hedge Bank, whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any non-Guarantor Foreign Subsidiary or any other Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Foreign Swap Obligor” means each non-Guarantor Foreign Subsidiary of the Administrative Borrower and each other Loan Party in its respective capacity as a counterparty to a Foreign F/X Swap Contract with any Hedge Bank.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Revolving Credit Lender that is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness or other monetary obligation). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Lender” means a foreign branch or subsidiary of Bank of America issuing a Lender Issued Guarantee.

“Guaranteed Subsidiary Obligations” has the meaning specified in Section 10.01.

“Guarantors” means, collectively, (a) the Domestic Subsidiary Guarantors, and (b) the Foreign Subsidiary Guarantors.

“Guarantor Primary Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Guarantor arising under any (x) treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements of the Guarantors, (y) rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements of the Guarantors, and (z) Cash Pooling Arrangements of the Guarantors, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Guaranty” means, collectively, (a) the Continuing Guaranty (Administrative Borrower) dated as of the Closing Date made by the Administrative Borrower in favor of the Secured Parties, substantially in the form of Exhibit E-1, (b) the Continuing Guaranty (Existing Domestic Subsidiary Guarantors) dated as of the Closing Date made by the Domestic Subsidiary Guarantors (other than the Company) in favor of the Secured Parties, substantially in the form of Exhibit E-2, (c) the Continuing Guaranty (U.S. Target Company) dated as of the Closing Date made by the Company in favor of the Secured Parties, substantially in the form of Exhibit E-3, (d) the Continuing Guaranty (Foreign Subsidiary Guarantors) dated as of the Closing Date made by the Foreign Subsidiary Guarantors in favor of the Secured Parties with respect to the Foreign Obligor Obligations, substantially in the form of Exhibit E-4, and (e) each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Guidelines” means, together, the guideline “Interbank Loans” of 22 September 1986 (S- 02.123) (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), the guideline “Syndicated Loans” of January 2000 (S-02.128) (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), the guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), the guideline “Bonds” of April 1999 (S-02.122.1) (Merkblatt “Obligationen” vom April 1999), the circular letter No. 34 “Customer Credit Balances” of 26 July 2011 (1-034-V-2011) (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), all as issued, and as amended from time to time, by the Swiss Federal Tax Administration.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means (a) Bank of America and its Affiliates (in each case, to the extent Bank of America remains a Lender hereunder), (b) JPMorgan Chase Bank, N.A. and its Affiliates (in each case, to the extent JPMorgan Chase Bank, N.A. remains a Lender hereunder) and (c) any other Person (as determined at the time it enters into any agreement set forth in clause (i) and (ii) below) is a Lender or an Affiliate of a Lender, in each case of the foregoing clauses (a), (b) and (c), in their respective capacities as a party to (i) a Secured Hedge Agreement, or (ii) a Foreign F/X Swap Contract with any non-Guarantor Foreign Subsidiary of the Administrative Borrower; provided that (x) any such Lender or Affiliate that enters into a Secured Hedge Agreement with the Administrative Borrower or any other U.S. Loan Party shall be a “Hedge Bank” solely with respect to the U.S. Loan Parties and (y) any such Lender or Affiliate of a Lender that enters into an Secured Hedge Agreement or Foreign F/X Swap Contract with any Foreign Obligor shall be a “Hedge Bank” solely with respect to the Foreign Obligors.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Increasing Revolver Lender” has the meaning specified in Section 2.16(a)(iii).

“Increasing Term Lender” has the meaning specified in Section 2.16(b)(iii).

“Incremental Term Commitment” shall mean any Increasing Term Lender’s commitment to make any Incremental Term Loans pursuant to Section 2.16(b).

“Incremental Term Loan” shall mean, with respect to each Increasing Term Lender, any incremental term loan made by such Increasing Term Lender pursuant to Section 2.16(b) in accordance with its Incremental Term Commitment.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)	net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, solely for purposes of Section 7.02, all earnouts, milestones or other contingent obligations in connection with the Transaction, the previous acquisitions of Taligen Therapeutics and Orphatec Pharmaceuticals or any other Investment not prohibited by this Agreement);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (other than items described in clause (d) above) or, following a notice of intent to exercise, any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indebtedness” does not include obligations representing deferred compensation to employees of the Administrative Borrower and its Subsidiaries incurred in the ordinary course of business.

“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months, or solely in the case of Dollar denominated Loans, seven (7) or fourteen (14) days, thereafter, as selected by the Borrowers in their Committed Loan Notice or such other period that is twelve months or less requested by the Borrowers and consented to by all of the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the following calendar week, in respect of any seven (7) or fourteen (14) day Interest Period, or in another calendar month, in respect of any other Interest Period, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (for cash or non-cash consideration, in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, net of any return representing a return of capital with respect to such Investment that has been repaid in cash prior to such time of determination (to the extent such amount does not exceed the original Investment).

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. plus (c) without duplication of any amounts described in clauses (a) and (b) above, the aggregate of all Lender Issued Guarantees. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Issued Guarantee” means a guarantee issued by the Guarantee Lender, the terms, conditions, fees and structure of which shall be determined by the Guarantee Lender in its sole discretion, and which, in any event shall include, without limitation, provisions substantially similar to those set forth in Section 2.17 (as they apply to Letters of Credit) requiring the Borrower to Cash Collateralize such Lender Issued Guarantee under certain circumstances, and with respect to each Lender’s risk participation and reimbursement obligations, provisions substantially similar to those set forth in Section 2.03 (as they apply to Letters of Credit). Lender Issued Guarantees shall be part of the Letter of Credit Sublimit and all obligations thereunder shall be treated as L/C Obligations for all purposes of this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Administrative Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $60,000,000. Lender Issued Guarantees are part of, and not in addition to, the Letter of Credit Sublimit (provided that such amounts shall not reduce the Letter of Credit Sublimit to the extent such Lender Issued Guarantees are issued on account of any Letter of Credit). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, assignment for security purposes, encumbrance, lien (statutory or other), charge, or similar preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) each Fee Letter, (f) each Issuer Document, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, (h) each Designated Borrower Request and Assumption Agreement, and (i) the Post-Closing Agreement.

“Loan Parties” means, collectively, the Borrowers and each Guarantor. As of the Closing Date, the Loan Parties are the Borrowers, APIS, Alexion Delaware Holding LLC, Alexion Cambridge Corporation, the Company, Enobia Pharma Inc., Enobia Canada L.P., and Alexion Holding B.V.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(a).

“Material Adverse Change” means any event, development or circumstance that has had a material adverse effect upon (a) the business, assets, operations or condition, financial or otherwise, of the Administrative Borrower and its Subsidiaries taken as a whole; (b) the ability of each Borrower or the other Loan Parties (taken as a whole) to perform any of their respective obligations under any Loan Document; (c) the Collateral, or the Administrative Agent’s Liens on the Collateral or the priority of such Liens; or (d) the rights and remedies of, or benefits available to, the Administrative Agent and the Lenders under the Loan Documents.

“Material Foreign Subsidiary” means any Foreign Subsidiary which, (a) has been designated by the Administrative Borrower as a Material Foreign Subsidiary in a written notice to the Administrative Agent or (b) by itself or together with its Subsidiaries, accounts for 7.5% or more of the Administrative Borrower’s consolidated total assets or Consolidated EBITDA for the most recently ended period of four fiscal quarters for which financial statements have been furnished to the Administrative Agent under Section 6.01(a) or Section 6.01(b) (or, prior to the delivery of any such statements, for the period of four fiscal quarters ended on September 30, 2011); provided that if for any period of four fiscal quarters the combined consolidated total assets or combined Consolidated EBITDA of all Foreign Subsidiaries that neither (x) have been designated under clause (a) above nor (y) would constitute “Material Foreign Subsidiaries” under clause (b) above, shall have exceeded 10% of the consolidated total assets of the Administrative Borrower or 15% of the Consolidated EBITDA of the Administrative Borrower, then one or more of such excluded Foreign Subsidiaries shall for all purposes of this Agreement be deemed to be Material Foreign Subsidiaries in descending order based on the amounts of their consolidated total assets until such excess shall have been eliminated. As of the Closing Date, the Material Foreign Subsidiaries are Enobia Pharma Inc., Enobia Canada L.P., and Alexion Holding B.V.

“Maturity Date” means February 7, 2017; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Administrative Borrower.

“Merger Agreement” means the Agreement and Plan of Merger dated as of December 28, 2011, among the Administrative Borrower, Merger Sub, M. Luc Mainville, Jonathan Silverstein, Robert Heft and David Bonita as the Stockholder Representatives and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Merger Consideration” means the “Merger Consideration” as such term is defined in the Merger Agreement as in effect on the Closing Date.

“Merger Sub” has the meaning specified in the preliminary statements to this Agreement.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means an Open-End Mortgage to Secure Present and Future Loans under Chapter 25 of Title 34 of the Rhode Island General Laws Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, pursuant to which the Administrative Borrower (as successor by merger to Alexion Manufacturing LLC) shall grant to the Administrative Agent, for the benefit of Secured Parties, Liens upon the Real Estate of the Borrower located at 100 Technology Way and 30 Hanton Road, Smithfield, Rhode Island 02917, as security for the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (B) the reasonable and customary out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant or other customary fees) incurred by such Loan Party or such Subsidiary in connection with such transaction, (C) income taxes paid in cash or reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; and, where the Disposition is made by a Foreign Subsidiary, any other incremental cash taxes attributable to repatriating/repaying such proceeds to a Loan Party; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash within such two year period in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); and

(b) with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning specified in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Qualifying Bank” means any person which does not qualify as a Qualifying Bank.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary of a Loan Party arising under or otherwise with respect to (a) the Loan Documents, (b) any treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements, (c) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements, (d) Cash Pooling Arrangements, and (e) any Loan, Letter of Credit or Lender Issued Guarantee, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording filing or similar Taxes that arise from any payment under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Excluded Taxes.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent of the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent Amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Loan Party of Unreimbursed Amounts and (c) with respect to any Lender Issued Guarantees on any date, the Dollar Equivalent of the maximum amount required to be paid under such Lender Issued Guarantees, including all principal, interest and fees thereunder.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006, as amended.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Factoring Arrangements” means non-recourse sales by any Subsidiary of the Administrative Borrower that is not a Loan Party of such Person’s receivables in the ordinary course of business, whether pursuant to a purchase facility or otherwise and not as a financing arrangement, at a discount for such Receivables of not greater than 20%.

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in Section 4.1 of the Security Agreement.

“Post-Closing Agreement” means that certain Post-Closing Agreement dated as of Closing Date, among the Borrowers and the Administrative Agent with respect to certain documents and actions to be delivered or taken after the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualifying Bank” means a financial institution acting on its own account which (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, or with respect to a branch, pursuant to the banking laws in force in the jurisdiction where such branch is situated, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, in each case, in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time.

“Recipient” means the Administrative Agent, any Lender (including the Swing Line Lender), the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Real Estate” means all right, title and interest in any real property or any buildings, structures, parking areas or other improvements thereon.

“Receivables” means all (a) Accounts, (b) Chattel Paper, (c) Payment Intangibles, (d) General Intangibles, (e) Instruments (as each such term is defined in the UCC) and (f) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, regardless of how classified under the UCC.

“Register” has the meaning specified in Section 11.06(c).

“Related Mortgage Documents” means (a) a mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to the Administrative Agent, which must be fully paid on such effective date; (b) such assignments of leases, rents, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may require with respect to other Persons having an interest in the Real Estate; (c) a Phase I (and to the extent appropriate, Phase II) environmental assessment report, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, which shall all be in form and substance reasonably satisfactory to the Administrative Agent; and (d) (x) the results of flood zone determinations with respect to such relevant property, and (y) duly executed “Notice to Borrower in Special Flood Hazard Area, NFIP Participating Community” by the applicable Loan Party to the extent such property is determined to be located in a flood zone and evidence of flood insurance with respect to any such property, in each case, in form and substance reasonably acceptable to the Administrative Agent.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Aggregate Credit Exposures representing more than 50% of the Aggregate Credit Exposures of all Lenders. The Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) at such time and (b) aggregate unused portion of the Revolving Credit Commitment at such time. The unused portion of the Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term Lenders” means, at any time, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restructuring” means the transactions involving the Subsidiaries of the Administrative Borrower, as described on Schedule 1.1(r) hereto, with such changes as would not adversely affect the interests of the Lenders in any material respect.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. The aggregate amount of the Revolving Credit Facility on the Closing Date is $200,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the applicable Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.

“Revolving Facility Increase Effective Date” has the meaning specified in Section 2.16(a)(iv).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means (i) for any U.S. Loan Party, any Cash Management Agreement that is entered into by and between the Administrative Borrower or any other U.S. Loan Party and any Cash Management Bank and (ii) for any Foreign Obligor, any Cash Management Agreement that is entered into by and between any Designated Borrower or any other Foreign Obligor and any Cash Management Bank.

“Secured Hedge Agreement” “ means (i) for any U.S. Loan Party, any Swap Contract that is entered into by and between the Administrative Borrower or any other U.S. Loan Party and any Hedge Bank and (ii) for any Foreign Obligor, any Swap Contract that is entered into by and between a Designated Borrower or any other Foreign Obligor and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lender), the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Pledge Agreement” means, collectively, (a) that certain Securities Pledge Agreement (Existing U.S. Loan Parties), executed and delivered on the Closing Date, by and between the U.S. Loan Parties (other than the Company) and the Administrative Agent, (b) that certain Share Pledge Agreement, executed and delivered on the Closing Date, by and between Alexion Holding B.V. and the Administrative Agent, (c) that certain Securities Pledge Agreement (U.S. Target Company), executed and delivered on the Closing Date, by and between the Company and the Administrative Agent and (d) any other securities pledge agreement that may be entered into after the Closing Date with respect to a Subsidiary of the Administrative Borrower pursuant to Section 6.12, in each case, in form and substance reasonably satisfactory to the Administrative Agent and as amended and in effect from time to time.

“Security Agreement” means, collectively, (a) that certain Security Agreement (Existing U.S. Loan Parties), executed and delivered on the Closing Date, between the U.S. Loan Parties (other than the Company) and the Administrative Agent, (b) that certain Security Agreement (U.S. Target Company), executed and delivered on the Closing Date, between the Company and the Administrative Agent, (c) that certain Assignment Agreement, executed and delivered on the Closing Date, between APIS and the Administrative Agent, (d) that certain Security Agreement (Enobia Canada L.P.), executed and delivered on the Closing Date, between Enobia Canada L.P. and the Administrative Agent, and (e) any other security agreement that may be entered into after the Closing Date with respect to a Subsidiary of the Administrative Borrower pursuant to Section 6.12, in each case, in form and substance reasonably satisfactory to the Administrative Agent and as amended and in effect from time to time.

“Securities Account Control Agreement” shall mean an agreement substantially in form and substance reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s “control” (as such term is defined in Section 9-104 of the UCC) with respect to, or otherwise perfecting (in any comparable manner with respect to any non-U.S. jurisdiction) the Administrative Agent’s Lien on, any securities account.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital, and (e) (without limiting the generality of subclauses (a) to (d) above) with respect to any Person incorporated in and under the laws of Switzerland if in relation to such Person none of the following events occurred: “Zahlungsunfähigkeit” (inability to pay its debts), “Zahlungseinstellung” (suspending making payments), “Überschuldung” within the meaning of art. 725 and art. 820 para. 1 of the Swiss Federal Code of Obligations (“CO”) (over indebtedness, i.e. liabilities not covered by the assets), duty of filing of the balance sheet with the judge due to over-indebtedness or insolvency pursuant to art. 725a and art. 820 para. 1 CO, “Konkurseröffnung und Konkurs” (declaration of bankruptcy and bankruptcy), “Nachlassverfahren” (composition with creditors) including in particular “Nachlassstundung” (moratorium) and proceedings regarding “Nachlassvertrag” (composition agreements) and “Notstundung” (emergency moratorium), proceedings regarding Fälligkeitsaufschub (postponement of maturity), “Konkursaufschub / Gesellschaftsrechtliches Moratorium” (postponement of the opening of bankruptcy; moratorium proceedings) pursuant to art. 725a or art. 820 para. 2 CO. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting and/or the power to elect a majority of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) of such entity, are at the time beneficially owned, and/or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Administrative Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit F.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Swiss Borrower” means any Borrower being resident in Switzerland for purposes of Swiss Withholding Tax and/or Swiss Stamp Tax.

“Swiss Federal Tax Administration” means the tax authorities referred to in Article 34 of the Swiss Withholding Tax Act.

“Swiss Francs” and “CHF” mean the lawful currency of Switzerland.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent.

“Swiss Guarantor” means any Guarantor incorporated (or otherwise organized) in Switzerland and/or having its registered office in Switzerland and/or being resident in Switzerland for purposes of Swiss Withholding Tax or Swiss Stamp Tax.

“Swiss Security Documents” has the meaning set forth in Section 9.01.

“Swiss Stamp Tax” means a tax imposed under the Swiss Stamp Tax Act.

“Swiss Stamp Tax Act” means the Swiss Federal Act on Stamp Taxes of 27 June 1973 (Bundesgesetz über die Stempelabgaben) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) for income tax purposes but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in the nature of taxes, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Guidelines) under the Facilities which are not Qualifying Banks must not exceed ten (10).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type, in the same currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a) or any in connection with any increase in the Term Facility pursuant to Section 2.16(b).

“Term Commitment” shall mean, with respect to each Term Lender, collectively its (a) Closing Date Term Commitment and (b) Incremental Term Commitment, if any.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Closing Date Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time (after giving effect to any Incremental Term Loans made or to be made with respect to any Incremental Term Commitment). The aggregate amount of the Term Facility on the Closing Date is $240,000,000.

“Term Facility Increase Effective Date” has the meaning specified in Section 2.16(b)(iv).

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time or Incremental Term Commitment at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility (including any Incremental Term Loans made pursuant to Section 2.16(b)).

“Term Loan Amortization Amount” means, at any applicable time, an amount equal to the product of (a) the sum of (x) the Term Facility on the Closing Date plus (y) the aggregate amount of all Incremental Term Loans made pursuant to Section 2.16(b) times (b) 5.00%.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit B-2.

“Threshold Amount” means $15,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the Merger, (b) the execution and delivery of this Agreement and the funding of the Loans on the Closing Date, (c) the repayment of all outstanding amounts and termination of all lending commitments under the Existing Credit

Agreement on the Closing Date, (d) the consummation of any other transactions in connection with the foregoing, and (e) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees (other than commitment fees, letter of credit fees and other similar fees on account of loans and letters of credit, but including upfront fees, annual agency fees and arrangement fees) or expenses (other than interest expense) incurred or paid by the Administrative Borrower or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010), loans, facilities and/or private placements (including under the Finance Documents)) must not at any time exceed twenty, in each case in accordance with the meaning of the Guidelines.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance)

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Loan Party” means any Loan Party that is not a Foreign Obligor.

“U.S. Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any U.S. Loan Party arising under or otherwise with respect to (a) the Loan Documents, (b) any treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements, (c) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements, (d) Cash Pooling Arrangements, and (e) any Loan, Letter of Credit or Lender Issued Guarantee, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any U.S. Loan Party in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Yen” means the lawful currency of Japan.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS or the election by the Administrative Borrower to adopt IFRS as provided in the last sentence of this subsection (b)) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (or adoption of IFRS) and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP (or adoption of IFRS). Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. If the Administrative Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early-adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Administrative Borrower cannot elect to report under U.S. generally accepted accounting principles).

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrowers and their Subsidiaries or to the determination of any amount for the Borrowers and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that any Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Exchange Rates; Currency Equivalents.

The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06. Additional Alternative Currencies.

The Administrative Borrower may from time to time after the Closing Date request that Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving

Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

Any failure by a Revolving Credit Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or the L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lender consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Administrative Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Administrative Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Administrative Borrower.

1.07. Change of Currency.

Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. The Loans. (a) The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a Term Loan to each Borrower, in Dollars, on the Closing Date in an aggregate amount (for all such Term Loans) not to exceed such Term Lender’s Closing Date Term Commitment. The Term Borrowing on the Closing Date shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Closing Date Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon any Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone, facsimile or other electronic submission. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrowers wish to request Eurodollar Rate Loans having an Interest Period other than seven days, fourteen days, one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by any Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written notice (which may be by facsimile or other electronic transmission), substantially in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower or the Administrative Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that with respect to any such Loan denominated in an Alternative Currency, such Loan shall be automatically continued as a Eurodollar Rate Loan of the same currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If any Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, (x) a Swing Line Loan may not be converted to a Eurodollar Rate Loan, (b) no Revolving Credit Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency and (c) no Term Loan may be converted into or continued as a Loan denominated in an Alternative Currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, (x) on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing for the Administrative Borrower denominated in Dollars is given by the Administrative Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Administrative Borrower as provided above and (y) on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing for any Designated Borrower denominated in Dollars is given by the Designated Borrower, there are Designated Borrower L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Designated Borrower L/C Borrowings, and second, shall be made available to the Designated Borrower as provided above. For the avoidance of doubt, no Revolving Credit Borrowing by a Designated Borrower shall be used to pay any L/C Borrowings attributed to any other Person.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Administrative Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Revolving Credit Facility.

2.03. Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or any of its respective Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or any of its respective Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by any Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent and the L/C Issuer have approved such expiry date (it being understood that in the event the expiry date of any requested Letter of Credit would occur after the Letter of Credit Expiration Date, from and after the Letter of Credit Expiration Date, the

Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in respect of such Letters of Credit in accordance with Section 2.17).

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the applicable Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Administrative Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower making such request. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(i) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(ii) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (except as contemplated under Section 2.03(a)(ii)(B)); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the

L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the applicable Borrower shall have received such notice from the L/C Issuer on or prior to 11:00 a.m. on any Business Day, not later than 4:00 p.m. on such Business Day, or, if the Borrower shall have received such notice later than 11:00 a.m. on any Business Day, not later than 11:00 a.m. on the immediately following Business Day (each such Business Day or immediately following Business Day, as the case may be, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such

Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrowers or any of their respective Subsidiaries.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any of the applicable Borrower’s instructions or other irregularity, the applicable Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any applicable Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Release of Lenders’ Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that (i) the L/C Issuer shall have issued, in accordance with Section 2.03(a)(ii)(B), a Letter of Credit with an expiry date occurring after the Letter of Credit Expiration Date and (ii) the Administrative Borrower (or such other applicable Borrower) shall have Cash Collateralized the Outstanding Amount of all such L/C Obligations in respect of such Letter of Credit pursuant to Section 2.17, then, upon the provision of such Cash Collateral and without any further action, each Lender hereunder shall be automatically released from any further obligation to the L/C Issuer in respect of such Letter of Credit, including, without limitation, any obligation of any such Lender to reimburse the L/C Issuer for amounts drawn under such Letter of Credit or to purchase any risk participation therein.

(h) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the applicable Borrower for, and the L/C Issuer’s rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account, subject to Section 2.18, of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay to the Administrative Agent for the benefit of the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the applicable Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit and Lender Issued Guarantees Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Lender Issued Guarantee issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Administrative Borrower, the Administrative Borrower shall be obligated to reimburse the L/C Issuer or Guarantee Lender, as applicable, hereunder for any and all drawings under such Letter of Credit or Lender Issued Guarantee (including, in the case of any Letter of Credit or Lender Issued Guarantee issued for the account of a Designated Borrower, to the extent such Designated Borrower fails to reimburse the L/C Issuer or Guarantee Lender for any drawing under any such Letter of Credit or Lender Issued Guarantee, as applicable, in accordance with the terms hereof). The Administrative Borrower hereby acknowledges that the issuance of Letters of Credit and Lender Issued Guarantees for the account of Subsidiaries of the Administrative Borrower inures to the benefit of the Administrative Borrower, and that the Administrative Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) Discretionary Issuance of Lender Issued Guarantees. Upon request of any Borrower, and at the sole discretion of the Administrative Agent, the Guarantee Lender shall issue Lender Issued Guarantees (within the Letter of Credit Sublimit) in support of obligations of the Administrative Borrower or any of its Subsidiaries, the form and substance of which shall be satisfactory to the Administrative Agent.

(n) Additional L/C Issuers. The Administrative Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an L/C Issuer under the terms of this Agreement (provided that there shall not be more than three (3) L/C Issuers at any one time), subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional L/C Issuer. Any Lender designated as an L/C Issuer pursuant to this paragraph (l) shall be deemed to be an “L/C Issuer” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other L/C Issuer and such Lender.

2.04. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon any Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or other electronic transmission. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day, and (iii) if such request is made by the Administrative Borrower on behalf of a Designated Borrower, the applicable Designated Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written notice (which may be by facsimile or other electronic transmission) substantially in the form of a Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower or the Administrative Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of a Borrower on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (each of whom hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding for the account of such Borrower. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(i) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(ii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iii) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made for such Borrower’s account, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(i) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments to Swing Line Lender. The applicable Borrower shall make all payments with respect to Swing Line Loans directly to the Administrative Agent for the benefit of the Swing Line Lender.

2.05. Prepayments. (a) Optional. (i) Subject to the last sentence of this Section 2.05(a)(i), the Borrowers may, upon notice to the Administrative Agent by the Administrative Borrower, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by any Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the Term Loans of the Term Lenders (in the manner specified in Section 2.05(b)(v)) in accordance with their respective Applicable Percentages.

(ii) The applicable Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Administrative Borrower, the Administrative Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement (but subject to reimbursement of any amounts due under Section 3.05), the applicable Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from (A) a refinancing of a Facility or all of the Facilities or (B) issuance of Incremental Term Loans or Incremental Revolving Credit Commitments, which refinancing or issuance shall not be consummated or shall otherwise be delayed.

(b) Mandatory.

(i) If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (h), (j), (k), or (l)) which results in the realization by such Person of Net Cash Proceeds in excess for any such Disposition or series of related Dispositions of $1,000,000, the Borrowers shall prepay an aggregate principal amount of their respective Loans (in such proportionate amounts as the Borrowers shall determine in their discretion) equal to 100% of such Net Cash Proceeds on or prior to the date that is five Business Days after the date of receipt thereof by such Person (such prepayments to be applied as set forth in clause (iv) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Borrowers (as notified by the Administrative Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business so long as within 270 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Administrative Borrower in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not so reinvested within such 270 day period shall be promptly applied to the prepayment of the Loans as set forth in Section 2.05(b)(v).

(ii) [Reserved].

(iii) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (i) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of their respective Loans (in such proportionate amounts as the Borrowers shall determine in their discretion) equal to 100% of all Net Cash Proceeds received therefrom on the date that is five Business Days after receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in this Section 2.05); provided, however, that with respect to any Extraordinary Receipt, at the election of the Borrowers (as notified by the Administrative Borrower to the Administrative Agent on or prior to the date of receipt of such Extraordinary Receipt), and so long as no Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 270 days after the receipt of such Net Cash Proceeds, all or any portion of such Net Cash Proceeds in assets useful for its business; and provided, further, however, that any Net Cash Proceeds not so applied within such 270-day period shall be promptly applied to the prepayment of the Loans as set forth in Section 2.05(b)(v).

(iv) Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(i) (a “Foreign Disposition”) or the Net Cash Proceeds of any Extraordinary Receipts from a Foreign Subsidiary (“Foreign Extraordinary Receipts”) are prohibited by applicable Law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long as applicable Law will not permit repatriation to the United States (the Borrowers hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable Law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly applied to the repayment of the Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrowers have determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Extraordinary Receipts would have material adverse tax consequences (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary.

(v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, to the Term Facility and to the immediately following four (4) principal installments thereof in direct order of maturity and thereafter on a pro rata basis to the remaining installments and, second, to the Revolving Credit Facility in the manner set forth in clause (x) of this Section 2.05(b).

(vi) Notwithstanding any of the other provisions of clause (i) or (iii) of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (i) or (iii) of this Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $5,000,000, the Borrowers may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (i) and (iii) of this Section 2.05(b) to be applied to prepay Loans exceeds $5,000,000. During such deferral period the Borrowers may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of an Event of Default during any such deferral period, the Borrowers shall promptly prepay the Loans in the amount of all Net Cash Proceeds received by the Borrowers and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b) (without giving effect to the first sentence of this clause (vi)) but which have not previously been so applied.

(vii) Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05(b) in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion an upon prior notice to the Administrative Agent, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a segregated Control Account (which is subject to sole and exclusive control of the Administrative Agent) until the last day of such Interest Period, at which time the Administrative Agent shall be irrevocably authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount in such Control Account to the prepayment of such Loans in accordance with this Section 2.05(b) (and to the extent requested by the Administrative Agent, the Administrative Borrower shall confirm in writing the authorization set forth herein). Notwithstanding the foregoing to the contrary, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be irrevocably authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount in such Control Account to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05(b).

(viii) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the applicable Borrowers shall immediately prepay their respective Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize their respective L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, that the applicable Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(viii) unless after the prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings such Total Revolving Credit Outstandings exceeds the Revolving Credit Facility then in effect.

(ix) If the Administrative Agent notifies the Administrative Borrower at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 105% of the Revolving Credit Commitments then in effect, then, within two Business Days after receipt of such notice, the applicable Borrowers shall prepay Revolving Credit Loans and/or the applicable Borrowers shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Credit Loans the Revolving Credit Outstandings exceed the Revolving Credit Commitments then in effect. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(x) Except as otherwise provided in clause (ix), prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, and second, shall be applied ratably to the outstanding Revolving Credit Loans, in each case, without a corresponding reduction in the Revolving Credit Commitment, and the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans may be retained by the applicable Borrower for use in the ordinary course of business.

(xi) [Reserved].

2.06. Termination or Reduction of Commitments. (a) Optional. The Borrowers may, upon notice to the Administrative Agent by the Administrative Borrower, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b) Mandatory. (i) The aggregate Closing Date Term Commitments shall be automatically and permanently reduced to zero upon the making of each Term Lender’s Term Loan on the Closing Date.

(ii) The aggregate Incremental Term Commitments shall be automatically and permanently reduced to zero on the Term Facility Increase Effective Date applicable thereto upon the making of such Incremental Term Loans.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line

Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07. Repayment of Loans. (a) Term Loans. On the last Business Day of each March, June, September and December (commencing on June 30, 2012), the Borrower shall repay the Outstanding Amount of the Term Loans in installments equal to the Term Loan Amortization Amount; provided that that the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate Outstanding Amount of all Term Loans on such date.

(b) Revolving Credit Loans. The applicable Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of their respective Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The applicable Borrowers shall repay their respective Swing Line Loans on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08. Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrowers shall pay interest on the principal amount of their outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09. Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Administrative Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Dollar Equivalent of the Outstanding Amount of Revolving Credit Loans and (ii) the Dollar Equivalent of the Outstanding Amount of L/C Obligations (including Obligations under Lender Issued Guarantees), subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Administrative Borrower shall pay to the Persons entitled thereto, in Dollars, the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Administrative Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10. Minimum interest and fees (Swiss Withholding Tax):

(a) The rates of interest and fees provided for in this Agreement are minimum interest rates.

(b) When entering into this Agreement, the parties to this Agreement have assumed that the interest and fees payable at the rates set out in Section 2.08 and Section 2.09 and otherwise according to this Agreement are not and will not become subject to Swiss Withholding Tax. This notwithstanding, if a tax deduction is required by law in respect of any interest or fee payable by a Swiss Borrower and/or a Swiss Guarantor under this Agreement or any other Loan Document and should it be unlawful for such Swiss Borrower and/or a Swiss Guarantor to comply with any tax gross-up or tax indemnity provision for any reason, where this would otherwise be required by the terms of this Agreement or the relevant Loan Document, then:

(i) the applicable interest rate or fee in relation to that interest payment or fee payment shall be the rate which would have applied to that interest payment or fee payment as provided for by this Agreement divided by 1 minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(ii) that Swiss Obligor shall: pay the relevant interest at the adjusted rate in accordance with paragraph (i) above; make the tax deduction on the interest so recalculated; and all references to a rate of interest under the Loan Documents shall be construed accordingly.

(c) To the extent that interest payable by a Swiss Borrower and/or a Swiss Guarantor under a Loan Document becomes subject to Swiss Withholding Tax, each relevant Lender and each relevant Swiss Borrower and/or a Swiss Guarantor shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary (A) for the Swiss Borrower and/or a Swiss Guarantor to obtain authorization to make interest payments without them being subject to Swiss Withholding Tax and (B) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

2.11. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Administrative Borrower or for any other reason, any Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Administrative Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Administrative Borrower’s obligations under this paragraph shall terminate upon the termination of all Commitments and the indefeasible repayment of all other Obligations hereunder.

2.12. Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to their respective Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.12(a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13. Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Administrative Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

A notice of the Administrative Agent to any Lender or the Administrative Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) [Reserved].

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.14. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.15. Designated Borrowers.

(a) Effective as of the date hereof APIS shall be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

(b) The Administrative Borrower may at any time, upon not less than 15 Business Days’ notice from the Administrative Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional wholly-owned Material Foreign Subsidiary of the Administrative Borrower (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such Applicant Borrower to the extent any Lenders so require. If the Administrative Agent and the Required Lenders reasonably determine that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information reasonably requested, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Administrative Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that (i) no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date and (ii) no Designated Borrower Request and Assumption Agreement shall become effective as to any Applicant Borrower if (x) it shall be unlawful for such Applicant Borrower to become a Borrower hereunder or (y) any Lender shall be prohibited under applicable Law or shall not be licensed to make Loans or otherwise extend credit to such Applicant Borrower as provided herein.

(c) The Obligations of all Designated Borrowers shall be several in nature.

(d) Each Material Foreign Subsidiary of the Administrative Borrower that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Administrative Borrower as its non-exclusive agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder, but such appointment does not limit the right of each Designated Borrower to take these actions directly for its own account; provided, that in the event that the Administrative Agent shall receive conflicting instructions from the Administrative Borrower and a Designated Borrower, the Administrative Agent shall follow the instruction of the Administrative Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Administrative Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Administrative Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e) The Administrative Borrower may from time to time, upon not less than 15 Business Days’ notice from the Administrative Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.16. Increase in Commitments.

(a) Increase in Revolving Credit Facility.

(i) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Administrative Borrower may, not more than four (4) times (including all such requests made pursuant to Section 2.16(b) below) over the term of this Agreement, request an increase in the Revolving Credit Facility by an aggregate amount (for all such requests) not to exceed $150,000,000 (any such increase in the Revolving Credit Facility, an “Incremental Revolving Credit Commitment”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) in no event shall the Revolving Credit Facility (after giving effect to all requested increases therein) exceed $350,000,000 and (iii) in no event shall the aggregate amount of increases in respect of the Revolving Credit Facility effected under this Section 2.16(a), plus the aggregate amount of increases in respect of the Term Facility effected under Section 2.16(b) exceed $150,000,000. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii) Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit

Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(iii) The Administrative Agent shall notify the Administrative Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Administrative Borrower may also invite (subject to each Swiss Borrower being in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule, taking into consideration the relevant additional Eligible Assignee) additional Eligible Assignees (together with any existing Revolving Credit Lender participating in any such increase, each, an “Increasing Revolver Lender”) to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Revolving Credit Lender to increase its Revolving Credit Commitment hereunder.

(iv) The Administrative Agent and the Administrative Borrower shall determine (A) the final allocation of such increase among Increasing Revolver Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Revolving Facility Increase Effective Date”) of any such increase. The Administrative Agent shall promptly notify the Administrative Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Facility Increase Effective Date.

(b) Increase in Term Facility.

(i) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Term Lenders), the Administrative Borrower may, not more than four (4) times (including all such requests made pursuant to Section 2.16(a) above) over the term of this Agreement, request an increase in the Term Facility by an aggregate amount (for all such requests) not to exceed $150,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) in no event shall the Term Facility (after giving effect to all requested increases therein) exceed $390,000,000 and (iii) in no event shall the aggregate amount of increases in respect of the Term Facility effected under this Section 2.16(b), plus the aggregate amount of increases in respect of the Revolving Credit Facility effected under Section 2.16(a) exceed $150,000,000. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Term Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Term Lenders).

(ii) Each Term Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in any such increase in the Term Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of the existing Term Loans. Any Term Lender not responding within such time period shall be deemed to have declined to participate in such increase in the Term Facility.

(iii) The Administrative Agent shall notify the Administrative Borrower and each Term Lender of the Term Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld or delayed), the Administrative Borrower may also invite (subject to each Swiss Borrower being in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule, taking into consideration the relevant additional Eligible Assignee) additional Eligible Assignees (together with any existing Term Lender participating in any such increase, each, an “Increasing Term Lender”) to become Term Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Term Lender to participate in such increase in the Term Facility.

(iv) The Administrative Agent and the Administrative Borrower shall determine (A) the final allocation of such increase among Increasing Term Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Term Facility Increase Effective Date”) of any such increase. The Administrative Agent shall promptly notify the Administrative Borrower and the Term Lenders of the final allocation of such increase and the Term Facility Increase Effective Date.

(c) Conditions to Effectiveness of Increase. As a condition precedent to increase in the Revolving Credit Facility and/or the Term Facility pursuant to this Section 2.16, the Administrative Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (ii) a certificate of the Administrative Borrower dated as of the Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, signed by a Responsible Officer of the Administrative Borrower certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) on and as of such Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (B) after giving effect to any such increase, the Borrowers shall be in compliance on a pro forma basis with each of its financial covenants set forth in Section 7.11, and (C) no Default or Event of Default has occurred and is continuing. The parties hereto agree that, notwithstanding any other provision of this Agreement, the Administrative Agent, the Borrowers, each Increasing Revolver Lender and each other Revolving Credit Lender, as applicable, may make arrangements reasonably satisfactory to such parties to cause an Increasing Revolver Lender to temporarily hold risk participations in the Revolving Credit Loans of the other Revolving Credit Lenders (rather than fund its Applicable Revolving Credit Percentage of all outstanding Revolving Credit Loans concurrently with the applicable Revolving Facility Increase Effective Date) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Revolving Credit Facility. The Borrowers acknowledges that if (despite any arrangements established pursuant to the foregoing sentence), as a result of a non-pro-rata increase in the Revolving Credit Commitments, any Eurodollar Rate Loans must be prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor in order to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages, then such prepayment or conversion shall be subject to the provisions of Section 3.05.

(d) Term of Increase. Any increase in the Revolving Credit Facility and/or the Term Facility shall be made on the same terms (including, without limitation, interest, payment, amortization and maturity terms), and shall be subject to the same conditions as existing Commitments (it being understood that customary arrangement or commitment fees payable to Merrill Lynch, Pierce, Fenner & Smith, Incorporated or one or more Increasing Revolver Lenders and/or Increasing Term Lenders, as the case may be, may be different from those paid with respect to the existing Commitments of the existing Lenders on or prior to the Closing Date or with respect to any other Increasing Revolver Lender and/or Increasing Term Lender in connection with any other increase in the Revolving Credit Facility and/or the Term Facility pursuant to this Section 2.16).

(e) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary.

2.17. Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the applicable Borrowers shall, solely with respect to their respective outstanding Letters of Credit or L/C Borrowings, as applicable, immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower or, to the extent provided by any Defaulting Lender, such Defaulting Lender, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts of the Administrative Agent. The applicable Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. Each Designated Borrower hereby agrees to take all such further acts and to execute, acknowledge, deliver, record, file, and register such documents and instruments as the Administrative Agent may reasonably require to carry out the provisions of this Section 2.17.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.05, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein; provided that, notwithstanding the foregoing, no Cash Collateral provided in respect of any Obligations of a Designated Borrower shall be applied to the satisfaction of any Obligations of the Administrative Borrower or the U.S. Loan Parties.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released (other than to the application to the payment of Obligations) during the continuance of an Event of Default, (y) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (z) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender according with Section 2.17; fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or (b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit or for which it has provided Cash Collateral pursuant to Section 2.17.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Revolving Credit Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Administrative Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Credit Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Credit Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay their respective Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent, and in the case of a Revolving Credit Lender that is a Defaulting Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19. Foreign Obligors Not Obligated For U.S. Loan Party Obligations. Notwithstanding any contrary provisions in any Loan Document, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Loans, fees, collections, Guarantees, Collateral, security interests, pledges, L/C Advances, L/C Borrowings and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties and their responsibilities to the Administrative Agent, the Lenders, Swing Line Lender, L/C Issuer and the other Secured Parties, shall mean, in the case of and as applied to any U.S. Loan Party, only such U.S. Loan Party and the other U.S. Loan Parties Guaranteeing the Obligations of such U.S. Loan Party, such that no payments received from, or collections on account of the property or assets of, a Foreign Obligor (or rights to such receipt or such collection) shall be applied to such U.S. Loan Party’s Obligations, it being the intention of the parties hereto to avoid adverse tax consequences due to the application of Section 956 of the Code. All provisions contained in any Loan Document or side letter shall be interpreted consistently with this Section 2.19 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.19, the provisions of this Section 2.19 shall govern.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan

Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, including upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold, deduct or remit any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable withholding agent shall withhold or make such deductions to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made, except that no Loan Party is required to make an increased payment to a specific Lender (i.e. without prejudice to the rights of all other Lenders hereunder) under paragraph (C) or to make an increased interest payment in accordance with Section 2.10 in connection with the deduction of Swiss Withholding Tax, if (x) a Swiss Borrower has breached the Ten Non-Bank Rule as a direct consequence of that Lender not complying with its obligations under Section 11.06(b)(iii)(B) or Section 11.06(d) or having acquired any rights pursuant to Section 11.06 against the Swiss Borrower as a result of such breach, or (y) the payment could have been made to the relevant Lender without a tax deduction if it was a Qualifying Bank, but on that date that Lender has ceased to be a Qualifying Bank other than as a result of any Change of Law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Administrative Borrower shall (or shall cause the applicable Loan Party to) timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, excluding in each case, such amounts resulting from a Lender’s assignment, grant of a participation, transfer or assignment or designation of a new Lending Office or other office for receiving payments under any Loan Document.

(c) Tax Indemnifications. (i) The Administrative Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (except that no Loan Party is required to indemnify a specific Lender (i.e. without prejudice to the rights of all other Lenders hereunder) under paragraph (c) in connection with the deduction of Swiss Withholding Tax, if (x) a Swiss Borrower has breached the Ten Non-Bank Rule as a direct consequence of that Lender not complying with its obligations under Section 11.06(b)(iii)(B) or Section 11.06(d) or having acquired any rights pursuant to Section 11.06 against the Swiss Borrower as a result of such breach, or (y) the payment could have been made to the relevant Lender without a tax deduction if it was a Qualifying Bank, but on that date that Lender has ceased to be a Qualifying Bank other than as a result of any Change of Law); provided that if the Administrative Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Recipient will use reasonable efforts to cooperate with the Administrative Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Recipient, (A) result in any unreimbursed additional costs, expenses or risks, (B) require such Recipient to disclose any confidential information, (C) require such Recipient to take any action that is inconsistent with its policies and procedures, or (D) be otherwise disadvantageous to it; provided further that the Administrative Borrower shall not be required to compensate any Recipient pursuant to this Section 3.01 for any amounts incurred in any fiscal year for which such Recipient is claiming compensation if such Recipient does not furnish notice of such claim within six (6) months from the end of such fiscal year; provided further that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six (6) month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against Indemnified Taxes or Other Taxes attributable such Lender or the L/C Issuer, (but only to such Lender or the L/C Issuer, (but only to the extent that the Administrative Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Administrative Borrower to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by or asserted against the Administrative Agent or a Loan Party in connection with any Loan Document, and all related losses, claims, liabilities, penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent and the Administrative Borrower to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Administrative Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Administrative Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Administrative Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and to the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender (with respect to its Lending Office(s)) and the Administrative Agent, if reasonably requested by the Administrative Borrower or the Administrative Agent:

(i) shall deliver such other documentation or information prescribed by applicable laws reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender (with respect to its Lending Office(s)) is subject to withholding or information reporting requirements under applicable law.

(ii) Without limiting the generality of the foregoing:

(A) any Recipient that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal withholding and backup withholding tax; and

(B) any Recipient that is not a U.S. Person shall (with respect to its Lending Office(s)), to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement and on or before the date, if any, a Lender changes its Lending Office (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of any Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty in each case together with such other documentation as is required by the Code in connection with the delivery of such form,

(II) executed originals of IRS Form W-8ECI (or any successor forms), together with such other documentation as is required by the Code in connection with the delivery of such form;

(III) in the case of any Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor forms); or,

(IV) to the extent any Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI (or any successor forms), IRS Form W-8BEN (or any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 (or any successor forms), and/or other required certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Recipient that is not a U.S. Person shall (with respect to its Lending Office(s)), to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement and on or before the date, if any, a Lender changes its Lending Office (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable: law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (including a refund applied as a credit against Taxes due) of any Taxes as to which it has been indemnified by the Administrative Borrower or a another Loan Party, as the case may be, or with respect to which the Administrative Borrower or such other Loan Party, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall pay to the Administrative Borrower or such other Loan Party, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or such other Loan Party, as the case may be, under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Administrative Borrower, upon the request of the Recipient, agrees to repay the amount paid over to Administrative Borrower or any other Loan Party, as the case may be, (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Mitigation. If the Administrative Borrower shall be required pursuant to this Section 3.01 to pay any additional amount to, or indemnify, any Recipient, such Recipient shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 3.01, provided, however, such efforts shall not, in the sole determination of such Recipient, (A) result in any unreimbursed additional costs, expenses or risks, (B) require such Recipient to disclose any confidential information, (C) require such Recipient to take any action that is inconsistent with its policies and procedures, or (D) be otherwise disadvantageous to it.

3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market for any applicable currency, then, on notice thereof by such Lender to the Administrative Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurodollar Rate Loans in Dollars, to convert such Eurodollar Rate Loans to Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Administrative Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04. Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (a) and clauses (c) through (e) of Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurodollar Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay, not in duplication of amounts payable under Section 3.01, to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Administrative Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Administrative Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Administrative Borrower (with respect to any Borrowings made by the Administrative Borrower) and the Designated Borrowers (with respect to any Borrowings made by the Designated Borrowers) shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any applicable Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower (or any other Borrower);

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Administrative Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06. Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Administrative Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent, except to the extent such conditions are subject to the Post-Closing Agreement:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Administrative Borrower;

(ii) executed counterparts of each other Loan Document, sufficient in number for distribution to the Administrative Agent and the Administrative Borrower, together with:

(A) certificates representing the Securities Collateral referred to in the Securities Pledge Agreement accompanied by undated transfer powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any U.S. Loan Party as debtor, together with copies of such other financing statements,

(D) evidence of the completion of, or arrangements reasonably satisfactory to the Administrative Agent for, all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created thereby;

(E) Deposit Account Control Agreements with respect to each Control Account that is a deposit account, duly executed by each of the parties thereto;

(F) Securities Account Control Agreements with respect to each Control Account that is a securities account, duly executed by each of the parties thereto;

(G) landlord’s waiver and consent agreements with respect to the chief executive office of the Administrative Borrower, duly executed by each lessor of such real property; and

(H) evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Security Agreement have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, and bailee waivers and consent agreements);

(iii) the Mortgage, acknowledged and delivered in form suitable for filing or recording, together with each of the Related Mortgage Documents;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and each other Loan Party is validly existing, in good standing (to the extent applicable in the relevant jurisdiction) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change;

(vi) a favorable opinion of Ropes & Gray LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(vii) without limiting the generality of any subsections of this Section 4.01, in relation to a Borrower and/or a Guarantor incorporated in and under the laws of Switzerland, (A) copies of the articles of association (Statuten), certified by the commercial register of the relevant Canton (such certification not being older than 20 Business Days prior to the Closing Date), (B) a copy of a certified excerpt from the commercial register of the relevant Canton, no older than 10 Business Days prior to the Closing Date, (C) a copy of a resolution of the board of managing directors (Geschäftsführer) or board of directors (Verwaltungsrat) approving the transaction contemplated by and the terms of each Loan Document to which such Borrower and/or Guarantor is a party, (D) a copy of minutes of a general meeting of shareholders (Generalversammlung/Gesellschafterversammlung), approving the transaction contemplated by and the terms of each Loan Document to which such Borrower and/or Guarantor is a party, in case of, the disbursement of any dividend or deemed dividends that may result from the granting of up- and cross-stream security;

(viii) a favorable opinion of Homburger AG, local counsel to the Loan Parties in Switzerland, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(ix) a favorable opinion of Walder Wyss Ltd., local counsel to the Administrative Agent and each Lender in Switzerland, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(x) a favorable opinion of Loyens & Loeff, local counsel to the Loan Parties in Netherlands, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(xi) a favorable opinion of Cassels Brock & Blackwell LLP, local counsel to the Loan Parties in Canada, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(xii) a favorable opinion of Hinckley, Allen & Snyder LLP, local Rhode Island counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;

(xiii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xiv) a certificate signed by a Responsible Officer of the Administrative Borrower (A) certifying that after giving effect to the Transactions (x) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (y) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Change, (B) certifying that each of the conditions set forth in Section 4.01(b) have been satisfied and (C) certifying and attaching, as true and complete, copies of the Merger Agreement and schedules and exhibits thereto, duly executed by the parties thereto;

(xv) a solvency certificate from the chief financial officer of the Administrative Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit J;

(xvi) a duly completed flow of funds memorandum;

(xvii) evidence that all insurance (including any flood insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xviii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b) Prior to or substantially simultaneously with the initial Credit Extensions on the Closing Date, the Acquisition and the Merger shall be consummated in accordance with the terms of the Merger Agreement (without giving effect to any amendments, waivers or other modifications thereto since December 28, 2011 that are materially adverse to the Lenders without the consent of the Lead Arranger, such consent not to be unreasonably withheld or delayed).

(c) Prior to or substantially simultaneously with the effectiveness of this Agreement on the Closing Date, the Borrower shall have terminated the commitments and repaid or prepaid all of its obligations under the Existing Credit Agreement (other than with respect to contingent reimbursement obligations on account of letters of credit issued thereunder which shall continue to remain outstanding after the Closing Date, provided that (x) arrangements satisfactory to the applicable letter of credit issuer shall have been made with respect to such letters of credit and (y) Indebtedness under such letters of credit are permitted under Section 7.02), and shall have taken all other necessary actions such that, after giving effect to the Transaction, (i) the Borrower and its Subsidiaries shall have outstanding no material Indebtedness for borrowed money other than (i) the Loans and (ii) Indebtedness permitted by Section 7.02.

(d) The Administrative Agent shall have received evidence (which may be in the form of a certificate signed by a Responsible Officer of the Administrative Borrower certifying and detailing account balances by relevant jurisdiction) that after giving effect to the Transaction, the Administrative Borrower and its Subsidiaries shall have on hand not less than $200,000,000 in unrestricted cash and Cash Equivalents.

(e) The Arrangers shall have received all documentation and other information relating to the Loan Parties requested reasonably prior to closing in order to allow the Arrangers and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(f) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(g) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced two Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) [Reserved].

(f) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01. Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to any Loan Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change.

5.02. Authorization; No Contravention.

(a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any applicable Law, except in the case of this clauses (ii) and (iii) above, with respect to any conflict, breach,violation, or payment, to the extent that such conflict, breach, violation, or payment could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party do not and will not result in the creation of any Lien (other than a Lien permitted hereunder) under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.

5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject only to Permitted Liens) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and which are in full force and effect, (iii) filings with the SEC, including a Current Report on Form 8-K and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Change.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws applicable to creditors’ rights generally and general principles of equity; provided that the Borrowers make no representation as to the validity or enforceability of the provisions of Section 11.20.

5.05. Financial Statements; No Material Adverse Change. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Administrative Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Administrative Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. Except as reflected in the Audited Financial Statements, Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Administrative Borrower and its consolidated Subsidiaries as of the date of the Audited Financial Statements, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Administrative Borrower and its Subsidiaries dated September 30, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Administrative Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Change.

(d) The consolidated forecasted pro forma balance sheet of the Administrative Borrower and its Subsidiaries as at December 31, 2011, and the related consolidated forecasted pro forma statements of income and cash flows of the Administrative Borrower and its Subsidiaries for the fiscal year then ended, certified by the chief financial officer or treasurer of the Administrative Borrower, copies of which have been furnished to each Lender, as prepared in good faith on the basis of assumptions which were reasonably believed to be fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Administrative Borrower’s good faith estimate of its future financial condition and performance; it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate could reasonably be expected to have a Material Adverse Change.

5.07. No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Change. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such Liens permitted hereunder and defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens (which do not otherwise constitute Permitted Liens under Section 7.01) on the property or assets of each Loan Party and each of its Subsidiaries as of the date hereof, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and Permitted Liens.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries as of the Closing Date, showing the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party and each of its Subsidiaries has good and marketable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d) (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Domestic Subsidiary of a Loan Party is the lessee as of the Closing Date, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Domestic Subsidiary of a Loan Party is the lessor as of the date hereof, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments in excess of $1,000,000 held by any Loan Party or any Domestic Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

5.09. Environmental Compliance. (a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(b) To the Borrowers’ knowledge, except as set forth on Schedule 5.09: none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

5.10. Insurance. The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operate.

5.11. Taxes. The Borrowers and their Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges in the nature of taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Change. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement except for any agreement solely by and among any Loan Party or any Subsidiary and other Loan Parties or Subsidiaries.

5.12. Compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule. Each Swiss Borrower is in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule and each Swiss Guarantor is in compliance with the Ten Non-Bank Rule, provided that each Swiss Borrower and each Swiss Guarantor shall not be in breach of this representation if such numbers of creditors is exceeded solely by reason of:

(a) a failure by one or more Lenders to comply with their obligations under Section 11.06(b)(iii)(B) or Section 11.06(d); or

(b) one or more Lenders ceasing to be a Qualifying Bank (to the extent such Lender confirmed to be a Qualifying Bank) as a result of any reason attributable to such Lender(s) other than as a result of any Change of Law; or

(c) any confirmation that it is a Qualifying Bank made by an original Lender or by a new Lender is incorrect.

(d) For the purposes of this Section 5.12, each Swiss Borrower and each Swiss Guarantor shall assume that the aggregate number of Lenders which are Non-Qualifying Banks is ten.

5.13. ERISA Compliance. (a) Each Plan (other than a Multiemployer Plan) of the Loan Parties and each Subsidiary of the Loan Parties is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws except as could not reasonably be expected to result in a Material Adverse Change. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrowers, nothing has occurred that would reasonably be expected to cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change.

(c) Except as could not reasonably be expected to result in a Material Adverse Change, (i) no ERISA Event has occurred, and the Borrowers are not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and the Borrowers are not aware of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, in either case with respect to which there is an actual or potential unsatisfied liability, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Borrowers or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.13(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to Pension Plan maintained or sponsored by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices by each Foreign Obligor;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.14. Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.14 (as such Schedule may be updated or supplemented from time to time pursuant to Section 6.02(i)), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.14 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.14 (as such Schedule may be updated or supplemented from time to time pursuant to Section 6.02(i)). All of the outstanding Equity Interests in the Borrowers have been validly issued, are fully paid and non-assessable. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any Foreign Subsidiary that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.15. Margin Regulations; Investment Company Act. (a) The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of any Borrower only or of any Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 will be margin stock.

(b) None of the Borrowers, any Person Controlling any Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.16. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transaction or any of the other transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.17. Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of the Act.

5.18. Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 5.18 (as such Schedule may be updated or supplemented from time to time pursuant to Section 6.02(i)) sets forth a complete and accurate list of all such registered IP Rights owned or used by each Loan Party and each of its Subsidiaries. Except as specifically disclosed in Schedule 5.18, to the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except in each case, to the extent that such infringement could not reasonably be expected to result in a Material Adverse Change. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

5.19. Solvency. After giving effect to the Transaction, each Borrower is, and the Borrowers and their Subsidiaries on a consolidated basis are, Solvent.

5.20. Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

5.21. Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers or any of their Subsidiaries as of the Closing Date and neither the Borrowers nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.22. Collateral Documents. Except as expressly contemplated hereby or under any other Loan Document, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23. Warning Letters. Neither the Borrowers nor any of their Subsidiaries has received any so called “Warning Letters”, or similar notifications, from the FDA (or analogous foreign, state or local Governmental Authority) for which such Borrower or such Subsidiary has not provided a response to or which has not otherwise been satisfied.

5.24. Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Administrative Borrower is set forth on Schedule 11.02. The true and correct unique identification number of each Designated Borrower that is a party hereto on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.24.

5.25. Representations as to Foreign Obligors. Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Each Foreign Obligor is subject to civil and commercial Laws with respect to such Foreign Obligor’s obligations under this Agreement and the other Loan Documents to which such Person is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by each Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither any Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which any Foreign Obligor is organized and existing in respect of such Person’s obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which each Foreign Obligor is organized and existing for the enforcement thereof against each Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by any Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by each Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which each Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.26. OFAC. No Loan Party, nor, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C

Obligations related thereto has been Cash Collateralized in the manner set forth in the Agreement, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer), the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01. Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Administrative Borrower, a consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Administrative Borrower, a consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Administrative Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Administrative Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Administrative Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02. Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) upon becoming aware of the existence of any Default of a financial nature during the review of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants stating the nature and status of such Default;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Administrative Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Administrative Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP;

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Administrative Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Administrative Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices of default, reservation of rights, acceleration or enforcement action, and copies of all amendments, waivers and other modifications received under or pursuant to the Merger Agreement and any instrument, indenture, loan or credit or similar agreement governing Indebtedness in excess of the Threshold Amount;

(h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Change;

(i) as soon as available, but in any event within 45 days after the end of each fiscal year of the Administrative Borrower, and at such other times as the Borrowers may reasonably deem necessary (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property disposed of by any Loan Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedule 5.17(a), setting forth (A) a list of registration numbers for all domestic, and material foreign, patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such fiscal year and (B) a list of all domestic, and material foreign, patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party or any Subsidiary thereof during such fiscal year and the status of each such application; and (iii) a report supplementing Schedules 5.08(e) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Administrative Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, including copies of manufacturing safety and efficacy data filed with the FDA (or analogous foreign, state or local Governmental Authority).

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Administrative Borrower posts such documents, or provides a link thereto on the Administrative Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Administrative Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Administrative Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Administrative Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Administrative Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Administrative Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Administrative Borrower hereby agrees that so long as the Administrative Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Administrative Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Administrative Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Administrative Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC”.

6.03. Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Change, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material adverse development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by any Borrower referred to in Section 2.11(b);

(e) of any intent by any Borrower or any of their Subsidiaries to initiate a voluntary product recall affecting the products manufactured or distributed by any Borrower or any Subsidiary;

(f) the receipt by any Borrower or any of their Subsidiaries of (i) any so called “Warning Letter”, or similar notification, or (ii) any notification of a mandated or requested recall affecting the products manufactured or distributed by such Borrower or such Subsidiary, in each case, from the FDA (or analogous foreign, state or local Governmental Authority); and

(g) after the payment of any milestone, earnout or other contingent payment obligation of any Borrower or any Subsidiary of such Borrower in excess of (x) $25,000,000, individually or (y) $50,000,000, when aggregated with all such other milestone, earnout or other contingent payments made during such fiscal year, in connection with any Investment made by such Person (including, without limitation, the Acquisition) together with a certificate of a Responsible Officer of the Administrative Borrower, which shall be in form and substance reasonably satisfactory to the Administrative Agent, certifying (x) whether a Default has occurred as a result of any such payment and (y) computations demonstrating whether the Borrowers are in compliance with the provisions of Section 6.21.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Payment of Obligations.

(a) Pay and discharge as the same shall become due and payable, all its obligations and liabilities (excluding Tax liabilities), including (a) all lawful claims which, if unpaid, would by Law become a Lien upon its property unless the same are being contested in good faith and to the extent (x) enforcement action on account of any such Lien has not been taken and (y) adequate reserves in accordance with GAAP are being maintained by such Person; and (b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that failure to pay the same could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change.

(b) The Borrowers and their Subsidiaries will file all Federal and material state and other material Tax returns and reports required to be filed, and will pay all material Federal, state and other Taxes, assessments and governmental charges in the nature of taxes or levies upon it or its properties or assets whether or not shown to be due and payable on said returns, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except, in the case of any non Guarantor Foreign Subsidiary of any Borrower, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Change.

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Change; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. For insurance covering the Collateral, the Administrative Borrower shall cause original policies or certificates thereof reasonably satisfactory to the Administrative Agent evidencing such insurance to be delivered to the Administrative Agent at least 30 days (or such shorter period as may be agreed to by the Administrative Agent) prior to the expiration of the existing or preceding policies.

6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Change.

6.09. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrowers or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrowers or such Subsidiary, as the case may be.

6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent (accompanied by a reasonable number of representatives of the Lenders) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Administrative Borrower; provided, however, that (a) except during the occurrence and continuance of an Event of Default, the Borrowers shall not be required to reimburse the Administrative Agent for the charges, costs and expenses in connection with such visits or inspections and the Administrative Agent shall not exercise rights under this Section 6.10 more often than two (2) times per year and (b) after the occurrence and during the continuance of an Event of Default, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11. Use of Proceeds. Use the proceeds of Loans (a) on the Closing Date, (i) to fund a portion of the consideration of the Acquisition, (ii) to repay certain Indebtedness of the Administrative Borrower and its Subsidiaries (including, without limitation, Indebtedness under the Existing Credit Agreement) and (iii) to pay Transaction Expenses, and (b) on and after the Closing Date, for working capital, acquisitions, and general corporate purposes not in contravention of any Law or of any Loan Document.

6.12. Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Domestic Subsidiary by any Loan Party, the Administrative Borrower shall, at the Administrative Borrower’s expense:

(i) within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition, furnish to the Administrative Agent a description of the material real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent such security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all personal properties constituting Collateral,

(iv) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements and other security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and

(v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its reasonable discretion, within 30 days after such reasonable request therefor, a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.

(b) Upon the formation or acquisition of any new direct or indirect Material Foreign Subsidiary by any Loan Party, the Administrative Borrower shall, at the Administrative Borrower’s expense:

(i) within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Foreign Obligors’ obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition, furnish to the Administrative Agent a description of the material real and personal properties of such Material Foreign Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within 45 days after such formation or acquisition, cause such Material Foreign Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent such security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Material Foreign Subsidiary under the Loan Documents and constituting Liens on all personal properties,

(iv) within 60 days after such formation or acquisition, cause such Material Foreign Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements and other security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and

(v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its reasonable discretion, a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.

(c) Upon the acquisition of any material real property or material personal property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Administrative Borrower shall, at the Administrative Borrower’s expense:

(i) within 30 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii) within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent such security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties, and

(iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its reasonable discretion, within 30 days after such reasonable request therefor, a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request.

(d) Upon the Administrative Agent’s request therefor after the occurrence and during the continuance of any Event of Default, the Administrative Borrower shall, at the Administrative Borrower’s expense:

(i) within 30 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties located in the United States in detail reasonably satisfactory to the Administrative Agent,

(ii) within 30 days after such request, duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, such security agreements, other security and pledge agreements, and, with respect to any manufacturing facility of such Loan Party located in the United States, leasehold mortgages, and leasehold deeds of trust, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties; provided that, in respect of any lease with any third party that prohibits the entering into of any leasehold mortgage by such Loan Party without the landlord’s consent and which consent has not been obtained by such Loan Party after using its reasonable best efforts, such Loan Party shall not be obligated to enter into a leasehold mortgage in favor of the Administrative Agent as provided herein,

(iii) within 30 days after such request, take, and cause each Loan Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, the security agreements and other security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Loan Parties and located in the United States, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(e) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, such security agreements, other security and pledge agreements, and, with respect to any manufacturing facility located in the United States, leasehold mortgages, and leasehold deeds of trust.

Notwithstanding anything to the contrary contained herein, (x) the Administrative Borrower and its Subsidiaries shall not be required to grant a Lien in any Collateral or perfect any Lien on Collateral to the extent the burden or cost of obtaining or perfecting a Lien therein outweighs the benefit of the security afforded thereby, as determined by the Administrative

Agent in its reasonable discretion, (y) no Domestic Subsidiary shall be required to become a “Domestic Subsidiary Guarantor” hereunder in the event such Domestic Subsidiary is not permitted by Law to enter into the Guaranty and (z) no Material Foreign Subsidiary shall be required to become a “Foreign Subsidiary Guarantor” hereunder in the event (1) a material adverse tax consequence would result from the execution and delivery of the Guaranty as contemplated herein, (2) such Material Foreign Subsidiary is not permitted by Law to enter into the Guaranty, or (3) as otherwise agreed to by the Administrative Agent (as hereinafter defined), in its reasonable discretion, after consultation with the Borrower.

6.13. Compliance with Environmental Laws. Except, in each case, to the extent failure to do so could not reasonably be expected to have a Material Adverse Change, comply, and take all commercially reasonable measures to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with and to the extent required by all applicable Environmental Laws; provided, however, that neither the Borrowers nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14. Preparation of Environmental Reports. (a) If a Default caused by reason of a breach of Section 5.09 or 6.13 shall have occurred and be continuing for more than 20 days without Administrative Borrower commencing activities reasonably likely to cure such Default or (b) in the event the Required Lenders reasonably believe that the operations at one or more properties owned or operated by Administrative Borrower or its Subsidiaries is/are in violation of Environmental Laws in any material respects or otherwise caused a material release of Hazardous Materials above applicable cleanup standards, at the request of the Required Lenders, provide to the Lenders within 60 days after such request or such longer time as is reasonably necessary in order to comply with such request, at the expense of the Administrative Borrower, an environmental site assessment report of reasonable scope for any of the properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties.

6.15. Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16. Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Change.

6.17. Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.18. [Reserved].

6.19. Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.20. Cash Management. Enter into, and cause each of the other Loan Parties to enter into, customary Account Control Agreements with respect to each Control Account, unless otherwise agreed by the Administrative Agent in its reasonable discretion.

6.21. Milestone and Earnout Payments. The Borrowers shall demonstrate that after giving pro forma effect to any milestone, earnout or other contingent payment made by any Borrower or any Subsidiary of any Borrower in connection with any Investment made by such Person (including, without limitation, the Acquisition) in excess of (x) $25,000,000, individually or (y) $50,000,000, when aggregated with all such other milestone, earnout or other contingent payments made during such fiscal year, the Consolidated Leverage Ratio shall not be greater than 2.00 to 1.00, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) (or, at any time prior to delivery of financial statements for the fiscal quarter ended March, 31, 2012, the Closing Date) as though such payment had been made as of the first day of the fiscal period covered thereby.

6.22. Compliance with Ten Non-Bank and the Twenty Non-Bank Rule.

(a) Subject to (i) compliance by the Lenders with Section 11.06(b)(iii)(B) and Section 11.06(d), and (ii) each confirmation or indication by each Lender that it is a Qualifying Bank, being true and correct, each Swiss Borrower shall at all times during the term of this Agreement be in compliance with the Ten Non-Bank Rule and the Twenty Non-Bank Rule and each Swiss Guarantor shall at all times during the term of this Agreement be in compliance with the Ten Non-Bank Rule.

(b) For the purposes of paragraph (a) above, each Swiss Borrower and/or Swiss Guarantor shall assume that the aggregate number of Lenders which are Non-Qualifying Banks is ten.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer), the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file (or authorize to file) under the Uniform Commercial Code of any jurisdiction a financing statement that names any Borrower or any of their Subsidiaries as debtor (other than precautionary lease filings covering only the property subject to any such lease), or assign any accounts or other right to receive income, other than the following (collectively, “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 5.08(b) and any modifications, replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e);

(c) Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, lessor’s or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (ii) pledges and deposits to secure insurance premiums or reimbursement obligations under insurance policies or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Borrower or any of its Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e);

(f) (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f)

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) (i) Liens securing Indebtedness permitted under Section 7.02(g)(ii); provided that (x) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except for accessions to such property) and the proceeds and products thereof (except that financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender) and (y) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (ii) solely to the extent junior to the Liens on the Collateral securing the Obligations, Liens securing obligations in respect of any economic development incentive program from any State or any subdivision thereof in connection with the Administrative Borrower’s business development activities in such State or subdivision; provided that such Liens do not at any time encumber any property other than any real property located in such State or subdivision giving rise to the Administrative Borrower’s business development activities and such incentive program;

(j) Liens on assets of securing Indebtedness permitted under Section 7.02(j) and Section 7.02(k);

(k) encumbrances consisting of (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business (including with respect to intellectual property and software) which do not (A) interfere in any material respect with the business of the

Administrative Borrower or the other Loan Parties, (B) secure any Indebtedness for borrowed money or (C) otherwise contravene any other provision of this Agreement or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Administrative Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (iii) in favor of a banking institution or securities intermediary arising as a matter of law or under the banking institutions’s general terms of business encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Administrative Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

(o) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Administrative Borrower or any of its Subsidiaries in the ordinary course of business;

(p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.03;

(s) Ground leases in respect of real property on which facilities owned or leased by the Administrative Borrower or any of its Subsidiaries are located;

(t) Liens securing Indebtedness permitted under Section 7.02(p); and

(u) Liens on earnest money deposits of cash or Cash Equivalents made by the Administrative Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder.

7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b) Indebtedness of the Administrative Borrower or a Subsidiary of the Administrative Borrower owed to any Loan Party, which Indebtedness shall (i) to the extent exceeding $10,000,000 (A) be evidenced by a promissory note and (B) constitute “Pledged Debt” under the Security Agreement (or otherwise pledged to the Administrative Agent pursuant to the applicable Security Agreement), (ii) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent and (iii) constitute an Investment permitted under the provisions of Section 7.03;

(c) Indebtedness of Subsidiaries of a Borrower that are not Loan Parties owed to other Subsidiaries that are not Loan Parties, to the extent such Indebtedness is permitted under the provisions of Section 7.03;

(d) unsecured Indebtedness of the U.S. Loan Parties; provided that (i) immediately before and immediately after giving pro forma effect to any such Indebtedness, no Default shall have occurred and be continuing, (ii) such Indebtedness shall be on terms (including subordination terms) reasonably satisfactory to the Administrative Agent, and (iii) with respect to the incurrence by the Administrative Borrower of any unsecured Indebtedness in an aggregate principal amount of $50,000,000 or more, (x) the Administrative Agent shall have received not less than ten (10) Business Days prior written notice of the incurrence of such Indebtedness (including copies of all loan documents related to such Indebtedness in “draft” form not less than five (5) Business Days prior to the incurrence thereof and final copies of all loan documents related to such Indebtedness upon the closing of such Indebtedness) and (y) the Administrative Agent shall have received a certificate of a Responsible Officer of the Administrative Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching calculations demonstrating that after the incurrence of such Indebtedness, on a pro forma basis, the Borrowers shall be in pro forma compliance with each of the financial covenants set forth in Section 7.11;

(e) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancing, refunding, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders (as determined in good faith by a Responsible Officer of Administrative Borrower) than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(f) (i) Guarantees by the Administrative Borrower or any Domestic Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrowers or any other Subsidiary and (ii) Guarantees by any Foreign Subsidiary in respect of Indebtedness otherwise permitted hereunder of any other Foreign Subsidiary;

(g) Indebtedness of any Loan Party (i) arising in connection with any economic development incentive program from any State or any subdivision thereof in connection with the Administrative Borrower’s business development activities in such State or subdivision; provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $20,000,000 and (ii) in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, provided that the aggregate amount of such Indebtedness under this clause (ii) outstanding at any time shall not exceed $30,000,000, in each case, within the limitations set forth in Section 7.01(i);

(h) Indebtedness of the Administrative Borrower owing to former officers and employees as deferred payment for the repurchase of shares of capital stock upon termination of their employment; provided, however, that the aggregate amount of such Indebtedness outstanding at any time shall not exceed $10,000,000 and (ii) such Indebtedness shall be on terms (including subordination terms) reasonably acceptable to the Administrative Agent;

(i) Indebtedness in respect of Cash Management Agreements and Cash Pooling Arrangements;

(j) other Indebtedness of any Loan Party; provided, however, the aggregate amount of such Indebtedness outstanding at any time shall not exceed $25,000,000;

(k) Indebtedness of non-Guarantor Subsidiaries of the Borrowers (including in respect of Permitted Factoring Arrangements and Indebtedness of any Person that becomes a Subsidiary of the Administrative Borrower after the date hereof); provided, however, the aggregate amount of such Indebtedness outstanding at any time shall not exceed $25,000,000;

(l) Indebtedness consisting of (i) insurance premium financing or (ii) take or pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(m) Indebtedness consisting of obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by the Administrative Borrower or any of its Subsidiaries or obligations in respect of letters of credit issued in respect thereof, in each case in the ordinary course of business or consistent with past practice;

(n) Indebtedness incurred by the Administrative Borrower or any of its Subsidiaries in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or with respect to reimbursement-type obligations regarding workers compensation claims, in each case, in the ordinary course of business, or obligations in respect of letters of credit issued in respect thereof; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing or incurrence;

(o) Indebtedness representing deferred compensation to employees of the Administrative Borrower or any of its Subsidiaries;

(p) Indebtedness in respect of letters of credit of the Administrative Borrower or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(q) unsecured Indebtedness of APIS in an aggregate amount not to exceed $10,000,000 at any one time outstanding; and

(r) Indebtedness under the Loan Documents.

7.03. Investments. Make or hold any Investments, except:

(a) Investments held by the Borrowers and their Subsidiaries (i) in the form of Cash Equivalents and (ii) in accordance with its investment policy as set forth on Schedule 7.03(a);

(b) advances to officers, directors and employees of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments by the Borrowers and Subsidiaries of the Borrowers in their respective Subsidiaries outstanding on the date hereof and set forth on Schedule 7.03(c), (ii) additional Investments by the Borrowers and Subsidiaries of the Borrowers in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrowers that are not Loan Parties in other Subsidiaries that are not Loan Parties; and (iv) Investments made on the Closing Date solely to effect the Transaction;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or settlement of accounts in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02;

(f) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e) an any modifications, replacements, renewals or extensions thereof; provided that the aggregate outstanding amount of such Investment as reflected on Schedule 5.08(e) is not increased;

(g) Investments in Swap Contracts permitted under Section 7.02(a);

(h) Notes received by the Administrative Borrower from officers and employees as deferred payment for the issuance of capital stock of the Administrative Borrower;

(i) Investments consisting of acquisitions not otherwise permitted pursuant to this Section 7.03; provided that (A) in the event that the Administrative Borrower or any Subsidiary of the Administrative Borrower shall acquire all or substantially all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Administrative Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation), (1) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12, (2) to the extent any portion of an acquisition is financed with the proceeds of any Credit Extension, such acquisition shall be consensual and shall have been approved by the board of directors (or other governing body) of such Person being acquired, and (3) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same, reasonably related to or a reasonable extension of, lines of business as one or more of the principal businesses of the Administrative Borrower and its Subsidiaries in the ordinary course, (B) both before and after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing, (C) immediately after giving effect to such Investment, on a pro forma basis (1) the Consolidated Leverage Ratio shall not be greater than 2.00 to 1.00 and (2) the Borrowers shall be in compliance with the financial covenant set forth in Section 7.11(b), in each case of clauses (1) and (2), determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby, and (D) the Administrative Agent shall have received a certificate of a Responsible Officer of the Administrative Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching calculations demonstrating compliance with each of the requirements of this Section 7.03(i), provided, that the Loan Parties shall not be required to comply with the requirements of this clause (D) in connection with Investments made after the Closing Date, the aggregate consideration for which shall be less than $50,000,000 (including all cash indemnities, earnouts and other contingent payment obligations, and all assumptions of Consolidated Funded Indebtedness (other than Indebtedness permitted by Section 7.02(g)) in connection therewith;

(j) the Acquisition;

(k) other Investments (including Investments by the Loan Parties in Subsidiaries that are not Loan Parties) in an aggregate amount not to exceed $50,000,000 at any one time outstanding; provided that both before and after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing;

(l) Investments consisting of non-cash consideration received in connection with any disposition permitted pursuant to Section 7.05;

(m) Investments in the ordinary course of business consisting of (i) UCC Article 3 endorsements for collection or deposit and (ii) UCC Article 4 customary trade arrangements with customers consistent with past practices;

(n) Guarantees by the Administrative Borrower or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o) Investments consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of the Borrower or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Administrative Borrower, to the extent the applicable Restricted Payment is permitted by Section 7.06;

(p) Investments consisting of intercompany trade payables among the Administrative Borrower and its Subsidiaries, in the ordinary course of business consistent with past practice;

(q) Investments among Loan Parties and their Subsidiaries, solely to the extent necessary to consummate the Restructuring; and

(r) Investments under Cash Pooling Arrangements.

7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with or liquidate into (i) Administrative Borrower, provided that the Administrative Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any Loan Party (other than the Administrative Borrower) is merging with another Subsidiary, such Loan Party (or in the case of two Loan Parties, subject to the execution of appropriate assumption and ratification agreements reasonably requested by the Administrative Agent, a Loan Party) shall be the continuing or surviving Person and (y) notwithstanding the provisions of clause (x) above to the contrary, when any Designated Borrower is merging with another Subsidiary, such Designated Borrower (or in the case of two Designated Borrowers, subject to the execution of appropriate assumption and ratification agreements reasonably requested by the Administrative Agent, a Designated Borrower) shall be the continuing or surviving Person;

(b) any (i) Loan Party (other the Administrative Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Administrative Borrower or to another Loan Party that is not a Foreign Obligor and (ii) Foreign Obligor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Obligor;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) Merger Sub may merge into the Company to consummate the Acquisition;

(e) in connection with any acquisition permitted under Section 7.03, the Administrative Borrower or any Subsidiary of the Administrative Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of any such merger or consolidation to which the Administrative Borrower is a Party, the Administrative Borrower is the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than the Administrative Borrower) is a party, such Loan Party is the surviving Person;

(f) so long as no Event of Default has occurred and is continuing or would result therefrom, each of the Borrowers and any of their Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Administrative Borrower is a party, the Administrative Borrower is the surviving corporation, (ii) in the case of any such merger to which any Designated Borrower is a party, such Designated Borrower is the surviving corporation, (iii) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, such Loan Party is the surviving corporation, and (iv) the case of any such merger to which any Subsidiary (other than a Loan Party) is a party, such Subsidiary is the surviving corporation; and

(g) Subsidiaries of the Administrative Borrower may consummate the Restructuring.

7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of damaged, obsolete or worn out property, whether now owned or hereafter acquired and Dispositions of property no longer used or useful in the business of the Borrowers and their Subsidiaries, in each case, the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by Administrative Borrower or any Subsidiary to the Administrative Borrower or to a wholly-owned Subsidiary; provided that (i) if the transferor of such property is the Administrative Borrower or a Guarantor that is a U.S. Loan Party, the transferee thereof must either be the Administrative Borrower or a Guarantor that is a U.S. Loan Party and (ii) if the transferor of such property is a Foreign Obligor, the transferee thereof must either be a U.S. Loan Party or Foreign Obligor;

(e) Dispositions permitted by Section 7.04;

(f) non-exclusive licenses of IP Rights consistent with past practice and other licenses of IP Rights in the ordinary course of business in the biotechnology industry and licenses of research programs at fair market value and on customary terms;

(g) Dispositions pursuant to Permitted Factoring Arrangements;

(h) Dispositions of defaulted Receivables for collection purposes for fair value; and

(i) Other dispositions (including non-core assets acquired in connection with an acquisition permitted hereunder) in an aggregate amount not exceeding $15,000,000 in any fiscal year;

(j) Dispositions of Cash Equivalents and other Investments permitted by Section 7.03(a) in the ordinary course of business;

(k) Leases, subleases, licenses or sublicenses of property (excluding any licenses or sub-licenses of IP Rights) in the ordinary course of business and which do not materially interfere with the business of the Borrowers or their Subsidiaries;

(l) Dispositions of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(m) Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Administrative Borrower, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business;

provided, however, that any Disposition pursuant to this Section 7.05 (other than Section 7.05(d)) shall be for fair market value.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a) each Subsidiary may make Restricted Payments to the Administrative Borrower, the Designated Borrowers, any Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other non-redeemable Equity Interests of such Person;

(c) the Borrowers and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d) the Administrative Borrower may issue and sell its common Equity Interests;

(e) Restricted Payments made on or about the Closing Date solely to consummate the Transaction;

(f) the Administrative Borrower may repurchase Equity Interests at a price not exceeding fair value upon termination of employment of its officers and employees, provided that the aggregate amount of payments for all such repurchases shall not exceed $10,000,000 in any fiscal year;

(g) the Administrative Borrower may repurchase shares of its common stock in the open market or in private transactions, provided that (i) no Default has occurred and is continuing or would result therefrom, (ii) (A) immediately after giving effect to any such Restricted Payment, on a pro forma basis (x) the Consolidated Leverage Ratio shall not be greater than 2.00 to 1.00, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been made as of the first day of the fiscal period covered thereby and (y) the Administrative Borrower and its Subsidiaries shall have on hand not less than $500,000,000 of cash and Cash Equivalents and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Administrative Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching calculations demonstrating compliance with each of the requirements of clause (ii) above;

(h) repurchases of Equity Interests in the Administrative Borrower or any Loan Party deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(i) payments made or expected to be made by the Administrative Borrower or any of its Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options; and

(i) any Restricted Payments made among the Loan Parties and their Subsidiaries, solely to the extent necessary to consummate the Restructuring.

7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Administrative Borrower and its Subsidiaries on the date hereof or any business reasonably related thereto.

7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Administrative Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Administrative Borrower or such Subsidiary as would be obtainable by the Administrative Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate other than (i) any transaction assumed in connection with Investments permitted under Section 7.03(i), provided that any such transaction so assumed were not entered into solely in contemplation of any such Investment permitted under Section 7.03(i), (ii) transactions between or among the any Borrower and/or any Loan Party; (iii) sales or awards of Equity Interests to Affiliates of the Administrative Borrower; (iv) reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements, incentive and severance arrangements with any officer, director or employee of a Loan Party entered into in the ordinary course of business; (v) any transactions made in compliance with the provisions of Sections 7.04, 7.05 or 7.06; (vi) loans and advances to officers and employees of any Loan Party in the ordinary course of business in accordance with the past practices of any Loan Party to the extent otherwise permitted by this Agreement; (vii) written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions approved by a majority of the Board of Directors of the Administrative Borrower or any Designated Borrower; (viii) transactions involving less than $125,000; (ix) Investments in Administrative Borrower’s Subsidiaries and joint ventures to the extent permitted under Section 7.03; and (x) the Administrative Borrower and its Subsidiaries may make payments pursuant to any tax sharing agreements among Administrative Borrower and its Subsidiaries that are Loan Parties.

7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.02(g), (h) or (q) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) any negative pledge contained in Indebtedness incurred in accordance with Section 7.02(d) so long as such negative pledge permits Liens on the assets of the Loan Parties securing the Obligations (as such Obligations may be modified, increased, extended, refinanced, renewed or replaced from time to time); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that the foregoing shall not apply to Contractual Obligations that (1) are customary restrictions that arise in connection with any Disposition permitted by Section 7.05, so long as such Contractual Obligations relate only to the asset or Person subject to such Disposition, (2) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.03, so long as such Contractual Obligations are applicable only to such joint venture, and (3) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto.

7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case so as to result in a violation of Regulation U.

7.11. Financial Covenants. (a) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be greater than 2.50 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than 2.50 to 1.00.

7.12. [Reserved].

7.13. Amendments of Organization Documents. Amend any of its Organization Documents if the effect thereof would be materially adverse to the Lenders in the good faith judgment of the board of directors or management of the Administrative Borrower without obtaining the prior written consent of the Required Lenders to such amendment; provided that each Person that becomes a Subsidiary of a Loan Party after the Closing Date may amend its Organization Documents in a manner consistent with the Organization Documents of the Loan Parties.

7.14. Accounting Changes. Make any change in the fiscal year of the Administrative Borrower, except with the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

7.15. Prepayments, Etc. of Indebtedness. Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) refinancing and refundings of Indebtedness in compliance with Section 7.02(e), (c) prepayments of (w) obligations under Swap Contracts in connection with any Termination Event thereunder, (x) Indebtedness assumed in connection with Investments permitted under Section 7.03(i) (which Indebtedness is otherwise permitted hereunder), (y) Indebtedness permitted under Section 7.02(g)(ii) and (z) Indebtedness of non-Guarantor Subsidiaries, and (d) the prepayment of Indebtedness permitted under Section 7.02(b).

7.16. Amendment, Etc. of Permitted Factoring Arrangements. Agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Permitted Factoring Arrangement if such amendment, restatement, supplement or other modification to, or waiver of material rights, would be adverse in any material respect to the interests of the Lenders, without obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver. The Administrative Borrower shall deliver to the Administrative Agent complete and correct copies of any material amendment, restatement, supplement or other modification to or waiver of the Permitted Factoring Arrangements permitted hereunder.

7.17. Sanctions. Permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender, Arrangers, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions.

7.18. Transactions Affecting U.S. Loan Parties. Notwithstanding anything to the contrary contained herein or in any other Loan Document, permit any transaction (including, without limitation, any Investment, Disposition, merger, dissolution, liquidation, consolidation, or amalgamation (including, pursuant to the Restructuring) which shall (a) cause any U.S. Loan Party (other than the Company) to become a Foreign Subsidiary or (b) except as permitted by Section 7.09, restrict in any manner the ability of such U.S. Loan Party (other than the Company) to Guarantee or provide collateral security for all Obligations under this Agreement and the other Loan Documents (it being understood and agreed this clause (b) shall not restrict the ability of any U.S. Loan Party to enter into any transaction permitted under Section 7.04 or Section 7.05 with any other U.S. Loan Party).

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 2.17(a), 2.17(b), 6.01, 6.02(b), 6.03(a), 6.05(a), 6.10, 6.11 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for a period of 30 days after any Responsible Officer knows or should have reasonably known of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due beyond any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument (other than any Swap Contract, as to which clause (ii) below shall apply) or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, or in relation to a Borrower, a Guarantor or a Subsidiary incorporated in and under the laws of Switzerland, the occurrence of any event or procedure which is analogous to those listed in this subsection (f) including, inter alia and without limiting the scope of this subsection (f), “Zahlungsunfähigkeit” (inability to pay its debts), “Zahlungseinstellung” (suspending making payments), “Überschuldung” within the meaning of art. 725 and art. 820 para. 1 of the Swiss Federal Code of Obligations (CO) (over indebtedness, i.e. liabilities not covered by the assets), duty of filing of the balance sheet with the judge due to over indebtedness or insolvency pursuant to art. 725a and art. 820 para. 1 CO, “Konkurseröffnung und Konkurs” (declaration of bankruptcy and bankruptcy), “Nachlassverfahren” (composition with creditors) including in particular “Nachlassstundung” (moratorium) and proceedings regarding “Nachlassvertrag” (composition agreements) and “Notstundung” (emergency moratorium), proceedings regarding Fälligkeitsaufschub (postponement of maturity), “Konkursaufschub / Gesellschaftsrechtliches Moratorium” (postponement of the opening of bankruptcy; moratorium proceedings) pursuant to art. 725a or art. 820 para. 2 CO, notification of the judge of a capital loss or over indebtedness under these provisions; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports in writing to revoke, terminate (except in accordance with the terms hereof or thereof) or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject only to Permitted Liens) on the Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure (other than to the extent required by applicable laws or regulations or by any subpoena or similar legal process) of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code financings statements or continuation statements or other equivalent filings and except, as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and the related insurer shall not have denied or disclaimed in writing that such losses are covered by such title insurance policy; or

(m) Product Recall. Any mandatory product recall shall be required pursuant to any order or directive of any Governmental Authority affecting the products manufactured by the Borrowers or any of their Subsidiaries and distributed to any healthcare facility or end-user (including any patient), if the aggregate sales price of the products so recalled shall, individually or together with all other similar recalls of such products during any twelve consecutive month period, equal or exceed $50,000,000. For the avoidance of doubt, a recall does not include product as to which the Borrowers or any of their Subsidiaries retains title and that has not yet been delivered to any to any healthcare facility or end-user (including any patient).

8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Administrative Borrower Cash Collateralize the L/C Obligations and/or the Designated Borrowers Cash Collateralize their respective L/C Obligations (in each case in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall (subject to the provisions of Sections 2.17, 2.18 and 2.19) be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations (other than (i) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements, and (ii) Guaranteed Subsidiary Obligations consisting of Foreign Subsidiary F/X Obligations) arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Sixth, to payment of that portion of the Obligations constituting unpaid amounts owing (including interest) under Secured Hedge Agreements, Guaranteed Subsidiary Obligations consisting of Foreign Subsidiary F/X Obligations and Secured Cash Management Agreements, ratably among the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Sixth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Cash Pooling Arrangements to which Bank of America is not a counterparty shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank (including, in its capacity as a provider of any Cash Pooling Arrangement) or Hedge Bank, as the case may be. Each Cash Management Bank (including, in its capacity as a provider of any Cash Pooling Arrangement) or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01. Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) It is acknowledged and agreed by the parties to this Agreement that for the purposes of holding any security granted by a Loan Party pursuant to the laws of the Province of Quebec, Canada, to secure payment of any bond issued by any Loan Party, each of the Lenders (on behalf of itself and its Affiliates which may be a Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the person holding the power of attorney (i.e. fondé de pouvoir) (in such capacity, the “Attorney”) of the Lenders (and, as applicable, their respective Affiliates) and the L/C Issuer as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Lenders (on behalf of itself and its affiliates which may be a Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders (and, as applicable, their respective Affiliates) and the L/C Issuer to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender or a L/C Issuer hereunder shall, by its execution of the relevant agreements relating to such assignment, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender or a L/C Issuer hereunder, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender or a L/C Issuer, all actions taken by the Custodian in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Section 9.01(c) shall also constitute the substitution of the Attorney and the Custodian.

(d) Without limiting any other rights of the collateral agent under this Agreement, in relation to the Share Pledge Agreement and Assignment Agreement governed by the laws of Switzerland (the “Swiss Security Documents”) the following shall apply:

(i) the Administrative Agent holds in relation to the Assignment Agreement or any other Swiss Security Document that creates a security interest that is non-accessory (nicht akzessorische) (A) any security constituted by such Swiss Security Document; (B) the benefit of this paragraph (b) and (C) any proceeds of such security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Documents (each a “Swiss Secured Party”); and

(ii) each present and future Swiss Secured Party hereby authorizes the Administrative Agent (A) acting for itself and in the name and for the account of such Swiss Secured Party to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security made or expressed to be made to such Swiss Secured Party in relation to the Swiss Security Documents, to hold, administer and, if necessary, enforce any such security on behalf of each relevant Swiss Secured Party which has the benefit of such security, (B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) Security, (C) to effect as its direct representative (direkter Stellvertreter) any release of a security created under a Swiss Security Document in accordance with this Agreement; and (D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the collateral agent hereunder or under the relevant Swiss Security Document.

9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Administrative Borrower, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”) then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Administrative Borrower remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable) and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10. Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash Management Agreements and Secured Hedge Agreements, provided, that with respect to Foreign Subsidiary F/X Obligations guaranteed pursuant to the Borrower Guaranty and Secured Hedge Agreements only, no Hedge Bank holding any Foreign Subsidiary F/X Obligations or Obligations under any Secured Hedge Agreement, as the case may be, has provided written notice to the Administrative Agent, at least two (2) Business Days prior to the proposed date of any such release of Liens, that arrangements for replacement collateral, if any, consistent with the requirements of any applicable Foreign F/X Swap Contract or Secured Hedge Agreement have not been made for the benefit of such Hedge Bank) and the expiration or termination of all Letters of Credit, (ii) in connection with a transaction permitted under Section 7.05(e), (iii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iv) if approved, authorized or ratified in writing in accordance with Section 11.01, (v) that constitutes Excluded Property, or (vi) in connection with any event described in Section 9.10(c);

(b) (i) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) to release any Guarantor from its obligations under the Guaranty in connection with a transaction permitted under Section 7.05(e) and (iii) to terminate this Agreement (including the Borrower Guaranty) and the other Loan Documents (other than Secured Cash Management Agreements and Secured Hedge Agreements) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash Management Agreements and Secured Hedge Agreements, provided, that with respect to Foreign Subsidiary F/X Obligations guaranteed pursuant to the Borrower Guaranty and Secured Hedge Agreements only, no Hedge Bank holding any Foreign Subsidiary F/X Obligations or Obligations under any Secured Hedge Agreement, as the case may be, has provided written notice to the Administrative Agent, at least two (2) Business Days prior to the proposed date of any such release of Liens, that arrangements for replacement collateral, if any, consistent with the requirements of any applicable Foreign F/X Swap Contract or Secured Hedge Agreement have not been made for the benefit of such Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized, back-stopped by a letter of credit or deemed reissued under another agreement, in each case, in a manner satisfactory to the L/C Issuer, in its sole discretion);

(c) (i) to release any Designated Borrower from its obligations under each Loan Document if such Person ceases to be a Designated Borrower as provided in Section 2.15(e) (including, without limitation, release any Lien on any property granted to or held by the Administrative Agent by such Designated Borrower under any Loan Document) and (ii) to release any Foreign Subsidiary Guarantor from its obligations under the Guaranty if at any time (x) such Person ceases to be a Material Foreign Subsidiary or (y) there exist no Designated Foreign Borrower; and

(d) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Administrative Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11. Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Borrower Guaranty, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents (it being understood that Administrative Agent may take any and all action expressly specified in Section 9.10). Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, Cash Pooling Arrangements or consisting of Foreign Subsidiary F/X Obligations except to the extent (a) expressly specified in Section 9.10 and (b) the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.

GUARANTY

10.01. Guaranty of Subsidiary Obligations. The Administrative Borrower hereby absolutely and unconditionally, and jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Guarantor Primary Obligations and the Foreign Subsidiary F/X Obligations, in each case, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, including reasonable attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Administrative Borrower, any Guarantor or any Foreign Swap Obligor under any Debtor Relief Law, and including interest that accrues after the commencement by or against any such Person of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Subsidiary Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Subsidiary Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Administrative Borrower and conclusive for the purpose of establishing the amount of the Guaranteed Subsidiary Obligations, absent demonstrable error. This Borrower Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Subsidiary Obligations or any instrument or agreement evidencing any Guaranteed Subsidiary Obligation, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Subsidiary Obligations which might otherwise constitute a defense to the obligations of the Administrative Borrower under this Borrower Guaranty, and the Administrative Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, other than payment in full of all Obligations and termination of the Commitments in accordance herewith. Anything contained herein to the contrary notwithstanding, the obligations of the Administrative Borrower under this Borrower Guaranty at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.

10.02. Rights of the Administrative Agent and the other Secured Parties. The Administrative Borrower consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Borrower Guaranty : (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Subsidiary Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Borrower Guaranty or any Guaranteed Subsidiary Obligations; (c) apply such security to the Guaranteed Subsidiary Obligations and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Subsidiary Obligations. Without limiting the generality of the foregoing, the Administrative Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Administrative Borrower under this Borrower Guaranty or which, but for this provision, might operate as a discharge of the Administrative Borrower.

10.03. Certain Waivers. The Administrative Borrower waives (a) any defense arising by reason of any disability or other defense of any Loan Party or any Foreign Swap Obligor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Secured Party) of the liability of any Loan Party or any Foreign Swap Obligor; (b) any defense based on any claim that the Administrative Borrower’s obligations under this Borrower Guaranty exceed or are more burdensome than those of the Guarantors or any Foreign Swap Obligor; (c) the benefit of any statute of limitations affecting the Administrative Borrower’s liability under this Borrower Guaranty; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party or any Foreign Swap Obligor, proceed against or exhaust any security for the Guarantor Primary Obligations or Foreign Subsidiary F/X Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than payment in full of all Obligations (other than unasserted contingent obligations not yet due) and termination of all Commitments. For so long as any Obligations remain outstanding, the Administrative Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Subsidiary Obligations, and all notices of acceptance of this Borrower Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Subsidiary Obligations.

10.04. Obligations Independent. The obligations of the Administrative Borrower under this Borrower Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Subsidiary Obligations and the obligations of any other guarantor, and a separate action may be brought against the Administrative Borrower to enforce this Borrower Guaranty whether or not any Loan Party, any Foreign Swap Obligor or any other Person is joined as a party.

10.05. Subrogation. The Administrative Borrower shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Borrower Guaranty until all of the Guaranteed Subsidiary Obligations and any amounts payable under this Borrower Guaranty have been indefeasibly paid in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Subsidiary Obligations are terminated. If any amounts are paid to the Administrative Borrower in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Subsidiary Obligations, whether matured or unmatured. The obligations of the Administrative Borrower under this paragraph shall survive termination of this Borrower Guaranty.

10.06. Termination; Reinstatement. This Borrower Guaranty is a continuing and irrevocable guaranty of all Guaranteed Subsidiary Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) are indefeasibly paid in full in cash and the Commitments of the Lenders are terminated. Notwithstanding the foregoing, this Borrower Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Administrative Borrower, any Guarantor or any Foreign Swap Obligor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Subsidiary Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Borrower Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Administrative Borrower under this paragraph shall survive termination of this Borrower Guaranty.

10.07. Subordination. The Administrative Borrower hereby subordinates the payment of all obligations and indebtedness of the Guarantors and the Foreign Swap Obligors owing to the Administrative Borrower, whether now existing or hereafter arising, including but not limited to any obligation of any Guarantor or any Foreign Swap Obligor to the Administrative Borrower as subrogee of the Administrative Agent or any other Secured Party or resulting from the Administrative Borrower’s performance under this Borrower Guaranty, to the indefeasible payment in full in cash of all Guaranteed Subsidiary Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of the Guarantors and the Foreign Swap Obligors to the Administrative Borrower shall be enforced and performance received by the Administrative Borrower as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Subsidiary Obligations, but without reducing or affecting in any manner the liability of the Administrative Borrower under this Borrower Guaranty.

ARTICLE XI.

MISCELLANEOUS

11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party or Loan Parties signatory thereto, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(f)(i) or (g)), without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; it being understood that the waiver of any mandatory prepayment of the Loans required under Section 2.05(b) shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(f) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender or release all or substantially all of the Collateral of the Foreign Obligors in any transaction or series of related transactions, without the written consent of each Lender holding Foreign Obligor Obligations;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender and L/C Issuer;

(k) amend Section 2.15 without the written consent of each Revolving Credit Lender and L/C Issuer; or

(l) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document (a “Non-Consenting Lender”) that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

11.02. Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other form of electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Administrative Borrower (or to any other Borrower), the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Administrative Borrower may each, in its or their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any other Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Administrative Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Administrative Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Administrative Borrower or any other Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Administrative Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04. Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Administrative Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of (x) Morgan, Lewis & Bockius LLP, as counsel for the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as an Arranger and (y) if reasonably necessary, one firm of special counsel and one firm of local counsel local counsel for the Administrative Agent and the Arrangers in each relevant jurisdiction), in connection with the Transaction, the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Lenders or the L/C Issuer (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the L/C Issuer and one counsel for all Lenders (and, solely in the event of any conflict of interest between any Lenders, one additional counsel to each group of affected Lenders similarly situated), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Administrative Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, the reasonable out-of-pocket fees, disbursements and other charges of one counsel for all Indemnified Parties taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Parties taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) any aspect of the Transaction and any of the other transactions contemplated thereby (other than an action brought by Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as investment adviser for the shareholders (prior to the Closing Date) of the Company), (ii) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or Related Party of such Indemnitee, (B) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim by a court of competent jurisdiction or (C) arise from disputes solely among Indemnitees or any Related Parties that do not involve (x) an act or omission by the Administrative Borrower or any of its Affiliates or (y) any claim against an Indemnitee or its Related Parties in its capacity or in fulfilling its role as Administrative Agent, L/C Issuer, Swing Line Lender, arranger, book manager or similar role. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Credit Exposures at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the parties hereto shall assert and each of the parties hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such party or any Related Party as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. Notwithstanding anything to the contrary herein, the Designated Borrowers and Foreign Obligors shall make no payment under this Section 11.04 except for payments directly allocable to Foreign Obligor Obligations, and all other payments under this Section 11.04 shall be made by the Administrative Borrower and/or the U.S. Loan Parties.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05. Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the Revolving Credit Facility and any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (always subject to such Affiliate of a Lender or Approved Fund being a Qualifying Bank);

(B) the consent of the Administrative Borrower shall be required for any assignment to a new Lender that is a Non-Qualifying Bank, provided that the consent on the basis of this subparagraph (B) shall not be withheld, if (taking into consideration the contemplated assignment) the number of Lenders under this Agreement that are Non-Qualifying Banks, does not exceed ten;

(C) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(D) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(E) the consent of the Swing Line Lender (such consent not to be unreasonably withheld) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loans or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under this Agreement, with respect to any participation, than the applicable Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). Notwithstanding any other provision in this Agreement, no sale, grant or transfer of a participation shall be effective until recorded in the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register(including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any other relevant or successor provisions of the Code or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers, Administrative Agents, and the Lenders shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) The consent of the Administrative Borrower is required for the sale of any participations to any Person, unless:

(A) An Event of Default has occurred and is continuing at the time of such participation; and/or

(B) (x) the relationship between the Lender and that other person is that of debtor and creditor (including in the bankruptcy or similar event of the Lender or the Borrower); (y) the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and (z) the other person will under no circumstances be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement, and have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement; or

(C) In case none of the exception as per sub-paragraphs (A) and (B) are applicable, that Person is a Qualifying Bank (it being understood that such consent for a participation by a Person that is a Non-Qualifying Bank shall not be withheld, if as a result of such sub participation the number of Lenders and sub participants that are Non-Qualifying Banks does not exceed ten) and provided that Person will sign up to an undertaking that restricts such Person to transfer or enter into further participations, unless done so in compliance with this subclause (iii).

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Administrative Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Administrative Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 and Section 11.01 or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Administrative Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, their Subsidiaries or their attorneys or accountants.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person in its capacity described in clause (a) of the preceding paragraph has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to the confidential information of the Administrative Agent or the applicable Lender, as the case may be.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such

Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Arrangers or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13. Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.01, if any Lender is a Defaulting Lender or a Non-Consenting Lender, if any Lender is prohibited under applicable Law or shall not be licensed to make Loans or otherwise extend credit to an Applicant Borrower as provided in Section 2.15(b) (provided that such Applicant Borrower is otherwise approved by the Required Lenders), or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent by the Administrative Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the

Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 11.13, it shall (subject to the Borrowers’ compliance with the provisions of this Section 11.13) promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register

11.14. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(a) SUBMISSION TO JURISDICTION. THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THEY WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Arrangers, any other Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, the Borrowers and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the other Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18. USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20. Swiss Parallel Debt.

(a) Each Loan Party and each Secured Party (other than the Administrative Agent) hereby irrevocably and unconditionally agrees and undertakes with the Administrative Agent (and, where applicable, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)) that each Loan Party shall pay to the Administrative Agent sums equal to, and in the currency of, any sums owing by it to a Secured Party (other than the Administrative Agent) under any Loan Document (the “Principal Obligations”) as and when the same fall due for payment under the relevant Loan Document (together with the obligations described in paragraph (e) below, the “Swiss Parallel Debt”).

(b) Each Loan Party and each Secured Party (other than the Administrative Agent) acknowledges that the right of the Administrative Agent to demand payment of the Swiss Parallel Debt shall be independent and several from the rights of the other Secured Parties to demand payment of the Principal Obligations provided that the payment by a Loan Party of its Swiss Parallel Debt to the Administrative Agent in accordance with this Section 11.20 shall also discharge (in the amount of the relevant payment) the corresponding Principal Obligations and vice versa, the payment by a Loan Party of its Principal Obligations in accordance with the provisions of the relevant Loan Document shall also discharge (in the amount of the relevant payment) the corresponding Swiss Parallel Debt but further provided that no Principal Obligation shall be discharged by a discharge of the Swiss Parallel Debt if such discharge of the Swiss Parallel Debt is effected by virtue of any set-off, counterclaim or similar defense invoked by a Loan Party of Secured Obligations vis-à-vis the Administrative Agent.

(c) Despite the foregoing, any payment under a Loan Document shall be made to the Administrative Agent unless expressly stated otherwise in that Loan Document or unless the Administrative Agent directs such payment to be made otherwise than to the Administrative Agent.

(d) Without limiting or affecting the Administrative Agent’s rights against any Loan Party (whether under this Section 11.20 or under any other provision of the Loan Documents), the Administrative Agent agrees with each other Secured Party (on a several and divided basis) that it will not exercise its rights under the Swiss Parallel Debt in respect of the Principal Obligations owing to a Secured Party other than as provided for herein or in any of the Loan Documents. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Administrative Agent’s right to act in the protection or preservation of rights under any Collateral Document or to enforce any Collateral as contemplated by this Agreement, the relevant Collateral Document or any other Loan Document (or to do any act reasonably incidental to the foregoing).

(e) For the purpose of this Section 11.20, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Swiss Parallel Debt shall not be held on trust. The Collateral granted under the Loan Documents to the Administrative Agent to secure the Swiss Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Swiss Parallel Debt and shall not be held on trust.

11.21. Dutch Parallel Debt.

(a) This Section applies solely for the purpose of determining Obligations in any Collateral Document that is governed by Dutch Law and, accordingly, the provisions of this Section 11.21 is governed by Dutch Law.

(b) For purposes of this Section 11.21:

(i) The term “Corresponding Debt” shall mean the Foreign Obligor Obligations, other than the Parallel Debt; and

(ii) The term “Parallel Debt” shall mean any amount which a Loan Party owes to the Administrative Agent under this Section;

(c) Each Loan Party irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(d) The Parallel Debt of each Loan Party:

(i) shall become due and payable at the same time as its Corresponding Debt and an Event of Default in respect of its Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to its Parallel Debt without any notice being required;

(ii) is independent and separate from, and without prejudice to, its Corresponding Debt.

(e) For purposes of this Section, the Administrative Agent:

(i) is the independent and separate creditor of each Parallel Debt;

(ii) acts in its own name and not as agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(f) The Parallel Debt of a Loan Party shall be (a) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (b) increased to the extent to that its Corresponding Debt has increased, and the Corresponding Debt of a Loan Party shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Loan Party shall never exceed its Corresponding Debt.

(g) All amounts received or recovered by the Administrative Agent in connection with this Section, to the extent permitted by applicable law, shall be applied in accordance with Section 8.03.

11.22. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:	/s/ Vikas Sinha
Name:	Vikas Sinha
Title:	Senior Vice President and Chief
Financial Officer

ALEXION PHARMA INTERNATIONAL SÀRL, as Designated Borrower

By:	/s/ Patrice Coissac
Name:	Patrice Coissac
Title:	President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Maurice Washington
Name:	Maurice Washington
Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Linda E.C. Alto
Name:	Linda E.C. Alto
Title:	Senior Vice President

LENDERS (cont’d):

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Killea
Name:	Peter M. Killea
Title:	Sr. Vice President

LENDERS (cont’d):

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Cheryl Carangelo
Name:	Cheryl Carangelo
Title:	Senior Vice President

LENDERS (cont’d):

SUNTRUST BANK

By:	/s/ David M. Felty
Name:	David M. Felty
Title:	Director

LENDERS (cont’d):

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melinda A. White
Name:	Melinda A. White
Title:	Senior Vice President

LENDERS (cont’d):

SOVEREIGN BANK N.A.

By:	/s/ William R. Rogers
Name:	William R. Rogers
Title:	Senior Vice President

LENDERS (cont’d):

PEOPLE’S UNITED BANK

By:	/s/ Robert Hazard
Name:	Robert Hazard
Title:	Senior Vice President

LENDERS (cont’d):

UNION BANK, N.A.

By:	/s/ Michael Tschida
Name:	Michael Tschida
Title:	Vice President

LENDERS (cont’d):

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph M. Schnorr
Name:	Joseph M. Schnorr
Title:	Vice President

LENDERS (cont’d):

WEBSTER BANK, N.A.

By:	/s/ George G. Sims
Name:	George G. Sims
Title:	Vice President

LENDERS (CONT’D):

THE HUNTINGTON NATIONAL BANK

By:	/s/ Chad A. Lowe
Name:	Chad A. Lowe
Title:	Vice President

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The undersigned Borrower hereby requests, on behalf of itself or, if applicable, the Administrative Borrower requests on behalf of the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

☐	A Borrowing of Revolving Credit Loans

☐	A Borrowing of Term Loans

☐	A conversion or continuation of Revolving Credit Loans

☐	A conversion or continuation of Term Loans

1.	On (a Business Day).

2.	In the principal amount of .

3.	Comprised of . [Type of Loan]

4.	For Eurodollar Rate Loans: with an Interest Period of [[7][14] days][1] or [[1][2][3][6] months].

5.	In the following currency:

6.	On behalf of: [insert name of applicable Designated Borrower].

[The undersigned Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) of the Agreement have been satisfied on and as of the date of the applicable Credit Extension.]2

[The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.]3

[1]	Available for Borrowings denominated in U.S. Dollars only.
[2]	To be included for any Borrowing.
[3]	To be included for any Borrowing of Revolving Credit Loans.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Committed Loan Notice as of the date first written above.

[ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:
Name:
Title:]

[ ], as Designated Borrower

By:
Name:
Title:]

EXHIBIT B-1

FORM OF Revolving credit NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Lender to the Borrower from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Credit Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty [(Existing Domestic Subsidiary Guarantors) and the Guaranty (U.S. Target Company)]4 and is secured by the Collateral [of the U.S. Loan Parties]5. For the avoidance of doubt, this Revolving Credit Note and the rights and obligations of the Borrower and Lender hereunder are subject to Section 2.19 of the Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender to the Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

[4]	To be included in the Administrative Borrower Revolving Credit Note.
[5]	To be included in the Administrative Borrower Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

[ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:]

OR

[ALEXION PHARMA INTERNATIONAL SARL

By:
Name:
Title:]

OR

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:]

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Currency and Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-2

FORM OF TERM NOTE

                             , 201

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to              or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender to the Borrower from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Term Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty [(Existing Domestic Subsidiary Guarantors) and the Guaranty (U.S. Target Company)]6 and is secured by the Collateral [of the U.S. Loan Parties]7. For the avoidance of doubt, this Term Note and the rights and obligations of the Borrower and Lender hereunder are subject to Section 2.19 of the Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender to the Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

[Remainder of Page Left Intentionally Blank]

[6]	To be included in the Administrative Borrower Term Note.
[7]	To be included in the Administrative Borrower Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

[ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:]

OR

[ALEXION PHARMA INTERNATIONAL SARL

By:
Name:
Title:]

OR

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:]

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [chief executive officer][chief financial officer][treasurer][controller] of the Administrative Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Administrative Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Administrative Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Administrative Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Administrative Borrower ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Administrative Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Borrowers performed and observed all of their respective Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrowers contained in Article V of the Agreement and all representations and warranties of any other Loan Party that are contained in any Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 (Financial Covenants), and 2 (Consolidated EBITDA) attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                              , 20         .

ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:
Name:
Title:	[Chief Executive Officer][Chief Financial Officer][Treasurer][Controller]

For	the Quarter/Year ended , 201 (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

Financial Covenants

I.	Section 7.11(a) – Maximum Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness (as of the Statement Date)[8]

		1.	Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments	$______

		2.	All purchase money Indebtedness	$______

		3.	All direct obligations arising under letters of credit (other than commercial letters of credit issued for the payment of trade payables incurred in the ordinary course of business), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$______

		4.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and all earnouts, milestones, or other contingent obligations in connection with the Transaction, the previous acquisition of Taligen Therapeutics and Orthatec Pharmaceuticals or any other Investment not prohibited by the Agreement)	$______

		5.	All attributable Indebtedness	$______

		6.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines I.A.1 through I.A.5 of Persons other than the Administrative Borrower or any Subsidiary	$______

[8]

obligations in respect of any economic development incentive program from any State or any subdivision thereof in connection with the Administrative Borrower’s business development activities in such State or subdivision shall constitute Consolidated Funded Indebtedness solely to the extent required under GAAP.

		7.	All Indebtedness of the types referred to in Lines I.A.1 through I.A.6 of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Administrative Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Administrative Borrower or such Subsidiary	$______

		8.	Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7)	$______

	B.		Consolidated EBITDA for Measurement Period ending on above date (as calculated on Schedule 2)	$______

	C.		Consolidated Leverage Ratio (Lines I.A.8 ÷ I.B.)[9]

		Maximum permitted:		2.50 to 1.00

In Compliance? Yes/No

II.		Section 7.11 (b) – Consolidated Fixed Charge Coverage Ratio

	A.	Consolidated EBITDA for Measurement Period ending on the Statement Date (as calculated on Schedule 2):		$______

	B.	Non-financed Capital Expenditures made by the Administrative Borrower and each of its Subsidiaries during such Measurement Period:		$______

C.	Aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the
Administrative Borrower and its Subsidiaries during such Measurement Period (but excluding taxes paid in
		connection with the Restructuring in an aggregate amount not to exceed $80,000,000)[10]:		$______

	D.	Consolidated Interest Charges payable in cash during such Measurement Period (other than any Transaction Expenses)[11]:		$______

[9]	Please set forth any pro forma adjustments on account of acquisitions during Measurement Period.
[10]

The amounts set forth on Lines II.C, II.D and II.E shall be calculated on an annualized basis, based on the full fiscal quarters completed after the Closing Date, such that (A) for the Measurement Period ending March 31, 2012, such respective amounts shall be multiplied by four, (B) for the Measurement Period ending June 30, 2012, such respective amounts shall be multiplied by two and (C) for the Measurement Period ending September 30, 2012, such respective amounts shall be multiplied by 4/3.

[11]	See footnote 6 above.

E.	Aggregate principal amount of all regularly scheduled principal payments or redemptions of outstanding debt for borrowed money, in each case, of or by the Administrative Borrower and its Subsidiaries during such Measurement Period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Agreement[12]:	$______

F.	Aggregate amount of all cash Restricted Payments made by the Administrative Borrower and its Subsidiaries on a consolidated basis during such Measurement Period (other than in respect of any purchase, redemption, or acquisition of any common Equity Interest of the Administrative Borrower made in accordance with Section 7.06(e) of the Agreement):	$_______

G.	Consolidated Fixed Charge Coverage Ratio ([Line II.A – [II.B +II.C]] ÷ [II.D + II.E + II.F])[13]:	_______

	Minimum required:	2.50 to 1.00

In Compliance? Yes/No

[12]	See footnote 6 above.
[13]	Please set forth any pro forma adjustments on account of acquisitions during Measurement Period.

SCHEDULE 2

to the Compliance Certificate ($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Consolidated Net Income

+ Consolidated Interest Charges

+ provisions for Federal, state, local and foreign income taxes

+ depreciation expense

+ amortization expense

+ compensation paid to employees in the form of common stock

+ one-time non-recurring and customary transaction fees, costs and expenses, integration costs and facility consolidation and closing costs in an aggregate amount not to exceed $20,000,000 incurred in connection with permitted Investments[14]

[14]	Such costs, fees and expenses must be incurred within twelve (12) months of such applicable Investments.

+ one-time non-recurring severance costs and expenses, payments to employees on account of their equity ownership and one-time compensation charges incurred in connection with permitted Investments[15]

+ Transaction Expenses, integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation charges, in each case, in connection with the Transaction in an aggregate amount not to exceed $16,000,000

+ the effects of adjustments pursuant to GAAP resulting from purchase accounting in relation to the Transaction or any other Investment not prohibited by the Agreement, or the amortization or write-off of any amounts thereof, net of taxes, in each case, which do not represent a cash item in such period or any future period

[15]	Such costs, fees and expenses must be incurred within twelve (12) months of such applicable Investments.

+ gains or losses associated with the revaluation of earnouts, milestones or other similar contingent obligations incurred in connection with the Transaction, the previous acquisition of Taligen Therapeutics and Orphatec Pharmaceuticals or any other Investment not prohibited by the Agreement

+ other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period

+ other costs, expenses and adjustments related to the Transaction or other Investments not prohibited by this Agreement as the Administrative shall approve in its reasonable discretion

- all non-cash items increasing Consolidated Net Income

= Consolidated EBITDA

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]16 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]17 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]18 hereunder are several and not joint.]19 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[16]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[17]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[18]	Select as appropriate.
[19]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Alexion Pharmaceuticals, Inc., a Delaware corporation, as the Administrative Borrower and the Designated Borrowers from time to time to the Credit Agreement referred to below.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

6.	Assigned Interest[s]:[20]

Assignor[s][21]	Assignee[s][22]	Facility Assigned[23]	Aggregate Amount of Commitment/Loans for all Lenders[24]		Amount of Commitment /Loans Assigned		Percentage Assigned of Commitment/ Loans[25]		CUSIP Number
			$	________________	$	_________	____________	%
			$	________________	$	_________	____________	%
			$	________________	$	_________	____________	%

[7.	Trade Date: ][26]

Effective Date:             , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[20]	The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.
[21]	List each Assignor, as appropriate.
[22]	List each Assignee, as appropriate.
[23]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (i.e., the “Revolving Credit Facility” or the “Term Facility”).
[24]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[25]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[26]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent[, Swing Line Lender

and the L/C Issuer]

By:
Name:
Title:

[Consented to:]27

ALEXION PHARMACEUTICALS, INC.,

as Administrative Borrower

By:
Name:
Title:

[27]	Not required if (1) an Event of Default has occurred and is continuing or (2) the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state).

EXHIBIT E-1

FORM OF GUARANTY

(ADMINISTRATIVE BORROWER)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to certain Subsidiaries of ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”) from time to time party to the Credit Agreement referred to below as designated borrowers (each a “Designated Borrower”, and together with the Administrative Borrower, the “Borrowers” and each, a “Borrower”) by (a) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of February 7, 2012 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent, and (b) the other Secured Parties (as defined in the Credit Agreement), each of the undersigned (whether one or more, collectively, referred to herein as the “Guarantor”, and if more than one jointly and severally) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) to the Administrative Agent, for the benefit of itself and the other Secured Parties, as follows (this “Guaranty”):

WHEREAS, pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined pursuant to Section 1 below), EMRD Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of the Administrative Borrower will merge with and into Enobia Pharma Corp., a Delaware corporation (the “Company”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of the Administrative Borrower;

WHEREAS, the Borrowers have requested that, substantially simultaneously with the consummation of the Merger, the Lenders provide (x) a term credit facility in an aggregate principal amount of $240,000,000 and (y) a revolving credit facility in an aggregate principal amount of $200,000,000 to the Borrowers pursuant to the Credit Agreement;

WHEREAS, it is a condition precedent to the Lenders’ making any Loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Guarantor execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a continuing guaranty in substantially the form hereof;

WHEREAS, each Designated Borrower and the Guarantor are members of a group of related entities and the success of any one of such entities is dependent, in part, on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive, directly and indirectly, benefits from the extensions of credit to each Designated Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, the Guarantor wishes to guarantee to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement) the payment and performance in full of all of the Guaranteed Obligations (as hereinafter defined), as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meaning provided therefor in the Credit Agreement.

2. Guaranty. The Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Foreign Obligor Obligations of each Designated Borrower, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or any Designated Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of the Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

7

3. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation in respect of Indemnified Taxes or Other Taxes is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Loan Party, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Loan Party’s property, or by economic, political, regulatory or other events in the countries where any Loan Party is located.

4. Rights of the Administrative Agent and the other Secured Parties. The Guarantor consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security to the Guaranteed Obligations and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

5. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or, to the fullest extent permitted by law, any other defense of any Loan Party, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Secured Party) of the liability of any Loan Party; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Designated Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured

8

Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.

7. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than (i) contingent indemnification obligations for which no claim has been asserted, (ii) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement or (iii) L/C Obligations for which the Outstanding Amount related thereto has been Cash Collateralized in the manner set forth in the Credit Agreement, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer) are indefeasibly paid in full in cash and any facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Guarantor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

9

9. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of any Designated Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Designated Borrower to the Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of any Designated Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Designated Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent.

11. Expenses. The Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 11.04(a) of the Credit Agreement; provided that, each reference therein to “the Administrative Borrower” shall be deemed a reference to “the Guarantor”. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Administrative Agent or any other Secured Party or any term or provision thereof.

13. Condition of Designated Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of any Designated Borrower and any such other guarantor as the Guarantor requires, and that the Administrative Agent and the other Secured Parties have no duty, and the Guarantor is not relying on the Administrative Agent and the other Secured Parties at any time,

10

to disclose to the Guarantor any information relating to the business, operations or financial condition of any Designated Borrower or any other guarantor (the guarantor waiving any duty on the part of the Administrative Agent and the other Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or any other Secured Party may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Administrative Agent or any other Secured Party.

15. [Reserved].

16. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Administrative Agent and the other Secured Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the other Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and reasonable expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Designated Borrower enforceable against such Designated Borrower in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

17. Governing Law; Jurisdiction; Assignment; Etc.

(a) THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(b) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY

11

AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) THIS GUARANTY SHALL (i) BIND THE GUARANTOR AND ITS SUCCESSORS AND ASSIGNS, PROVIDED THAT THE GUARANTOR MAY NOT ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS GUARANTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT (AND ANY ATTEMPTED ASSIGNMENT WITHOUT SUCH CONSENT SHALL BE VOID) AND (B) INURE TO THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE OTHER SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND THE LENDERS MAY ASSIGN, SELL OR GRANT PARTICIPATIONS IN THE GUARANTEED OBLIGATIONS AND THIS GUARANTY, IN WHOLE OR IN PART.

18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER

12

LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES PARTY TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. [Reserved].

20. Foreign Currency. If the Administrative Agent so notifies the Guarantor in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Administrative Agent and the Secured Parties and hold the Administrative Agent and the Secured Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

21. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Guaranty.

22. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11.02 of the Credit Agreement.

[Remainder of Page Left Intentionally Blank]

13

Executed by the undersigned as of the date of the Credit Agreement set forth above.

ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT E-2

FORM OF GUARANTY

(EXISTING DOMESTIC SUBSIDIARY GUARANTORS)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”) and certain Foreign Subsidiaries of the Administrative Borrower from time to time party to the Credit Agreement referred to below as designated borrowers (each a “Designated Borrower”, and together with the Administrative Borrower, the “Borrowers” and each, a “Borrower”) by (a) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of February 7, 2012 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent, and (b) the other Secured Parties (as defined in the Credit Agreement), each of the undersigned Domestic Subsidiaries of the Administrative Borrower and each other Domestic Subsidiary of Administrative Borrower as shall from time to time become a party hereto as a guarantor (whether one or more, collectively, referred to herein as the “U.S. Guarantor”) jointly and severally hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) to the Administrative Agent, for the benefit of itself and the other Secured Parties, as follows (this “Guaranty”):

WHEREAS, pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined pursuant to Section 1 below), EMRD Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of the Administrative Borrower will merge with and into Enobia Pharma Corp., a Delaware corporation (the “Company”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of the Administrative Borrower;

WHEREAS, the Borrowers have requested that, substantially simultaneously with the consummation of the Merger, the Lenders provide (x) a term credit facility in an aggregate principal amount of $240,000,000 and (y) a revolving credit facility in an aggregate principal amount of $200,000,000 to the Borrowers pursuant to the Credit Agreement;

WHEREAS, it is a condition precedent to the Lenders’ making any Loans or otherwise extending credit to the Borrowers under the Credit Agreement that the U.S. Guarantor execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a continuing guaranty in substantially the form hereof;

WHEREAS, the Borrowers and the U.S. Guarantor are members of a group of related entities and the success of any one of such entities is dependent, in part, on the success of the other members of such group;

WHEREAS, the U.S. Guarantor expects to receive, directly and indirectly, benefits from the extensions of credit to the Borrowers by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, the U.S. Guarantor wishes to guarantee to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement) the payment and performance in full of all of the Guaranteed Obligations (as hereinafter defined), as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meaning provided therefor in the Credit Agreement.

2. Guaranty. The U.S. Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the U.S. Guarantor or any Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the U.S. Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the U.S. Guarantor under this Guaranty, and the U.S. Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of the U.S. Guarantor hereunder at any time shall

3

be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

3. No Setoff or Deductions; Taxes; Payments. The U.S. Guarantor represents and warrants that it is organized and resident in the United States of America. The U.S. Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the U.S. Guarantor is compelled by law to make such deduction or withholding. If any such obligation in respect of Indemnified Taxes or Other Taxes is imposed upon the U.S. Guarantor with respect to any amount payable by it hereunder, the U.S. Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the U.S. Guarantor. The U.S. Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the U.S. Guarantor hereunder. The obligations of the U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Loan Party, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Loan Party’s property, or by economic, political, regulatory or other events in the countries where any Loan Party is located.

4. Rights of the Administrative Agent and the other Secured Parties. The U.S. Guarantor consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security to the Guaranteed Obligations and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the U.S. Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the U.S. Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the U.S. Guarantor.

5. Certain Waivers. The U.S. Guarantor waives (a) any defense arising by reason of any disability or, to the fullest extent permitted by law, any other defense of any Loan Party, or the cessation from any cause whatsoever (including any act or omission of the Administrative

4

Agent or any other Secured Party) of the liability of any Loan Party; (b) any defense based on any claim that the U.S. Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the U.S. Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The U.S. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6. Obligations Independent. The obligations of the U.S. Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the U.S. Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.

7. Subrogation. The U.S. Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the U.S. Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than (i) contingent indemnification obligations for which no claim has been asserted, (ii) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement or (iii) L/C Obligations for which the Outstanding Amount related thereto has been Cash Collateralized in the manner set forth in the Credit Agreement, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer) are indefeasibly paid in full in cash and any facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or the U.S. Guarantor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any

5

settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the U.S. Guarantor under this paragraph shall survive termination of this Guaranty.

9. Subordination. The U.S. Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to the U.S. Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to the U.S. Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from the U.S. Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of the Borrowers to the U.S. Guarantor shall be enforced and performance received by the U.S. Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the U.S. Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the U.S. Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the U.S. Guarantor immediately upon demand by the Administrative Agent.

11. Expenses. The U.S. Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 11.04(a) of the Credit Agreement; provided that, each reference therein to “the Administrative Borrower” shall be deemed a reference to “the U.S. Guarantor”. The obligations of the U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the U.S. Guarantor. No failure by the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the U.S. Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the U.S. Guarantor for the benefit of the Administrative Agent or any other Secured Party or any term or provision thereof.

6

13. Condition of Borrowers. The U.S. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of each Borrower and any such other guarantor as the U.S. Guarantor requires, and that the Administrative Agent and the other Secured Parties have no duty, and the U.S. Guarantor is not relying on the Administrative Agent and the other Secured Parties at any time, to disclose to the U.S. Guarantor any information relating to the business, operations or financial condition of each Borrower or any other guarantor (the guarantor waiving any duty on the part of the Administrative Agent and the other Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or any other Secured Party may setoff and charge from time to time any amount so due against any or all of the U.S. Guarantor’s accounts or deposits with the Administrative Agent or any other Secured Party.

15. Representations and Warranties. The U.S. Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws applicable to creditors rights generally and general principles of equity; (c) the making and performance of this Guaranty (i) does not and will not violate any provision of such U.S. Guarantor’s charter documents, operating agreement, partnership agreement, by-laws or other governing document and (ii) does not and will not violate the provisions of any applicable law, regulation or order or result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, (except in each case referred to in clause (c)(ii), to the extent such breach, default or consent the failure of which to obtain, in each case, could not reasonably be expected to result in a Material Adverse Change); and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except for any consents, approvals, licenses, authorizations, filings or registrations, in each case, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Change.

16. Indemnification and Survival. Without limitation on any other obligations of the U.S. Guarantor or remedies of the Administrative Agent and the other Secured Parties under this Guaranty, the U.S. Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the other Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and reasonable expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Borrower enforceable against such Borrower in accordance with their terms. The obligations of the U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

7

17. Governing Law; Jurisdiction; Assignment; Etc.

(f) THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(g) THE U.S. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE U.S. GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(h) THE U.S. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT

8

FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(i) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(j) THIS GUARANTY SHALL (i) BIND THE U.S. GUARANTOR AND ITS SUCCESSORS AND ASSIGNS, PROVIDED THAT THE U.S. GUARANTOR MAY NOT ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS GUARANTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT (AND ANY ATTEMPTED ASSIGNMENT WITHOUT SUCH CONSENT SHALL BE VOID) AND (B) INURE TO THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE OTHER SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND THE LENDERS MAY ASSIGN, SELL OR GRANT PARTICIPATIONS IN THE GUARANTEED OBLIGATIONS AND THIS GUARANTY, IN WHOLE OR IN PART.

18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES PARTY TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. [Reserved].

20. Foreign Currency. If the Administrative Agent so notifies the U.S. Guarantor in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the

9

Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The U.S. Guarantor shall indemnify the Administrative Agent and the Secured Parties and hold the Administrative Agent and the Secured Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the U.S. Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

21. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Guaranty.

22. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11.02 of the Credit Agreement and, in the case of each U.S. Guarantor, to such U.S. Guarantor in care of the Administrative Borrower.

23. Additional Guarantors. Domestic Subsidiaries of the Administrative Borrower (each, an “Additional U.S. Guarantor”) may hereafter become parties to this Guaranty by executing and delivering a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional U.S. Guarantor, such Additional U.S. Guarantor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional U.S. Guarantor had executed this Guaranty as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional U.S. Guarantor’s obligations hereunder.

[Remainder of Page Left Intentionally Blank]

10

Executed by the undersigned as of the date of the Credit Agreement set forth above.

ALEXION DELAWARE HOLDING LLC

By:
Name:
Title:

ALEXION CAMBRIDGE CORPORATION

By:
Name:
Title:

EXHIBIT E-3

FORM OF GUARANTY

(COMPANY)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”) and certain Foreign Subsidiaries of the Administrative Borrower from time to time party to the Credit Agreement referred to below as designated borrowers (each a “Designated Borrower”, and together with the Administrative Borrower, the “Borrowers” and each, a “Borrower”) by (a) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of February 7, 2012 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent, and (b) the other Secured Parties (as defined in the Credit Agreement), the undersigned Subsidiary of the Administrative Borrower (the “Specified U.S. Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) to the Administrative Agent, for the benefit of itself and the other Secured Parties, as follows (this “Guaranty”):

WHEREAS, pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined pursuant to Section 1 below), EMRD Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of the Administrative Borrower will merge with and into Enobia Pharma Corp., a Delaware corporation (the “U.S. Target Company”), with the U.S. Target Company surviving the Merger as an indirect wholly-owned subsidiary of the Administrative Borrower;

WHEREAS, the Borrowers have requested that, substantially simultaneously with the consummation of the Merger, the Lenders provide (x) a term credit facility in an aggregate principal amount of $240,000,000 and (y) a revolving credit facility in an aggregate principal amount of $200,000,000 to the Borrowers pursuant to the Credit Agreement;

WHEREAS, it is a condition precedent to the Lenders’ making any Loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Specified U.S. Guarantor execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a continuing guaranty in substantially the form hereof;

WHEREAS, the Borrowers and the Specified U.S. Guarantor are members of a group of related entities and the success of any one of such entities is dependent, in part, on the success of the other members of such group;

WHEREAS, the Specified U.S. Guarantor expects to receive, directly and indirectly, benefits from the extensions of credit to the Borrowers by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, the Specified U.S. Guarantor wishes to guarantee to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement) the payment and performance in full of all of the Guaranteed Obligations (as hereinafter defined), as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meaning provided therefor in the Credit Agreement.

2. Guaranty. The Specified U.S. Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Specified U.S. Guarantor or any Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Specified U.S. Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Specified U.S. Guarantor under this Guaranty, and the Specified U.S. Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of the Specified U.S. Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

3

3. No Setoff or Deductions; Taxes; Payments. The Specified U.S. Guarantor represents and warrants that it is organized and resident in the United States of America. The Specified U.S. Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Specified U.S. Guarantor is compelled by law to make such deduction or withholding. If any such obligation in respect of Indemnified Taxes or Other Taxes is imposed upon the Specified U.S. Guarantor with respect to any amount payable by it hereunder, the Specified U.S. Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Specified U.S. Guarantor. The Specified U.S. Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Specified U.S. Guarantor hereunder. The obligations of the Specified U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Loan Party, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Loan Party’s property, or by economic, political, regulatory or other events in the countries where any Loan Party is located.

4. Rights of the Administrative Agent and the other Secured Parties. The Specified U.S. Guarantor consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security to the Guaranteed Obligations and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Specified U.S. Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Specified U.S. Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Specified U.S. Guarantor.

5. Certain Waivers. The Specified U.S. Guarantor waives (a) any defense arising by reason of any disability or, to the fullest extent permitted by law, any other defense of any Loan Party, or the cessation from any cause whatsoever (including any act or omission of the

4

Administrative Agent or any other Secured Party) of the liability of any Loan Party; (b) any defense based on any claim that the Specified U.S. Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Specified U.S. Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Specified U.S. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6. Obligations Independent. The obligations of the Specified U.S. Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Specified U.S. Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.

7. Subrogation. The Specified U.S. Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Specified U.S. Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the earlier of: (a) all Guaranteed Obligations (other than (i) contingent indemnification obligations for which no claim has been asserted, (ii) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement or (iii) L/C Obligations for which the Outstanding Amount related thereto has been Cash Collateralized in the manner set forth in the Credit Agreement, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer) are indefeasibly paid in full in cash and any facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated; and (b) the Specified U.S. Guarantor shall cease to exist as a result of the Restructuring. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or the Specified U.S. Guarantor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the

5

Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Specified U.S. Guarantor under this paragraph shall survive termination of this Guaranty.

9. Subordination. The Specified U.S. Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to the Specified U.S. Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to the Specified U.S. Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from the Specified U.S. Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of the Borrowers to the Specified U.S. Guarantor shall be enforced and performance received by the Specified U.S. Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Specified U.S. Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Specified U.S. Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Specified U.S. Guarantor immediately upon demand by the Administrative Agent.

11. Expenses. The Specified U.S. Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 11.04(a) of the Credit Agreement; provided that, each reference therein to “the Administrative Borrower” shall be deemed a reference to “the Specified U.S. Guarantor”. The obligations of the Specified U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Specified U.S. Guarantor. No failure by the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Specified U.S. Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Specified U.S. Guarantor for the benefit of the Administrative Agent or any other Secured Party or any term or provision thereof.

6

13. Condition of Borrowers. The Specified U.S. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of each Borrower and any such other guarantor as the Specified U.S. Guarantor requires, and that the Administrative Agent and the other Secured Parties have no duty, and the Specified U.S. Guarantor is not relying on the Administrative Agent and the other Secured Parties at any time, to disclose to the Specified U.S. Guarantor any information relating to the business, operations or financial condition of each Borrower or any other guarantor (the guarantor waiving any duty on the part of the Administrative Agent and the other Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or any other Secured Party may setoff and charge from time to time any amount so due against any or all of the Specified U.S. Guarantor’s accounts or deposits with the Administrative Agent or any other Secured Party.

15. Representations and Warranties. The Specified U.S. Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws applicable to creditors rights generally and general principles of equity; (c) the making and performance of this Guaranty (i) does not and will not violate any provision of such Specified U.S. Guarantor’s charter documents, operating agreement, partnership agreement, by-laws or other governing document and (ii) does not and will not violate the provisions of any applicable law, regulation or order or result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, (except in each case referred to in clause (c)(ii), to the extent such breach, default or consent the failure of which to obtain, in each case, could not reasonably be expected to result in a Material Adverse Change); and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except for any consents, approvals, licenses, authorizations, filings or registrations, in each case, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Change.

16. Indemnification and Survival. Without limitation on any other obligations of the Specified U.S. Guarantor or remedies of the Administrative Agent and the other Secured Parties under this Guaranty, the Specified U.S. Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the other Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and reasonable expenses (including reasonable attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Secured Party in connection

7

with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Borrower enforceable against such Borrower in accordance with their terms. The obligations of the Specified U.S. Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

17. Governing Law; Jurisdiction; Assignment; Etc.

(k) THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(l) THE SPECIFIED U.S. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE SPECIFIED U.S. GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(m) THE SPECIFIED U.S. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER

8

HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(n) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(o) THIS GUARANTY SHALL (i) BIND THE SPECIFIED U.S. GUARANTOR AND ITS SUCCESSORS AND ASSIGNS, PROVIDED THAT THE SPECIFIED U.S. GUARANTOR MAY NOT ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS GUARANTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT (AND ANY ATTEMPTED ASSIGNMENT WITHOUT SUCH CONSENT SHALL BE VOID) AND (B) INURE TO THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE OTHER SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND THE LENDERS MAY ASSIGN, SELL OR GRANT PARTICIPATIONS IN THE GUARANTEED OBLIGATIONS AND THIS GUARANTY, IN WHOLE OR IN PART.

18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES PARTY TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. [Reserved].

20. Foreign Currency. If the Administrative Agent so notifies the Specified U.S. Guarantor in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other

9

than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Specified U.S. Guarantor shall indemnify the Administrative Agent and the Secured Parties and hold the Administrative Agent and the Secured Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Specified U.S. Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

21. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Guaranty.

22. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11.02 of the Credit Agreement and, in the case of the Specified U.S. Guarantor, to the Specified U.S. Guarantor in care of the Administrative Borrower.

[Remainder of Page Left Intentionally Blank]

10

Executed by the undersigned as of the date of the Credit Agreement set forth above.

ENOBIA PHARMA CORP.

By:
Name:
Title:

EXHIBIT E-4

FORM OF GUARANTY

(FOREIGN SUBSIDIARY GUARANTORS)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”) and certain Foreign Subsidiaries of the Administrative Borrower from time to time party to the Credit Agreement referred to below as designated borrowers (each a “Designated Borrower”, and together with the Administrative Borrower, the “Borrowers” and each, a “Borrower”) by (a) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of February 7, 2012 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent, and (b) the other Secured Parties (as defined in the Credit Agreement), each of the undersigned Foreign Subsidiaries of the Administrative Borrower and each other Foreign Subsidiary of Administrative Borrower as shall from time to time become a party hereto as a guarantor (whether one or more, collectively, referred to herein as the “Foreign Guarantor”) jointly and severally hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) to the Administrative Agent, for the benefit of itself and the other Secured Parties, as follows (this “Guaranty”):

WHEREAS, pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined pursuant to Section 1 below), EMRD Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of the Administrative Borrower will merge with and into Enobia Pharma Corp., a Delaware corporation (the “Company”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of the Administrative Borrower;

WHEREAS, the Borrowers have requested that, substantially simultaneously with the consummation of the Merger, the Lenders provide (x) a term credit facility in an aggregate principal amount of $240,000,000 and (y) a revolving credit facility in an aggregate principal amount of $200,000,000 to the Borrowers pursuant to the Credit Agreement;

WHEREAS, it is a condition precedent to the Lenders’ making any Loans or otherwise extending credit to the Designated Borrowers under the Credit Agreement that the Foreign Guarantor execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a continuing guaranty in substantially the form hereof;

12

WHEREAS, the Borrowers and the Foreign Guarantor are members of a group of related entities and the success of any one of such entities is dependent, in part, on the success of the other members of such group;

WHEREAS, the Foreign Guarantor expects to receive, directly and indirectly, benefits from the extensions of credit to the Designated Borrowers by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, the Foreign Guarantor wishes to guarantee to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement) the payment and performance in full of all of the Guaranteed Obligations (as hereinafter defined), as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meaning provided therefor in the Credit Agreement.

2. Guaranty. The Foreign Guarantor hereby absolutely and unconditionally, jointly and severally, and solidarily with each Designated Borrower and with any other guarantors, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of Foreign Obligor Obligations, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs and legal fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Foreign Guarantor or any Designated Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Foreign Obligor of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Foreign Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Foreign Guarantor under this Guaranty, and the Foreign Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating

13

to any or all of the foregoing. The Foreign Guarantor hereby waivers the benefits of division and discussion. Anything contained herein to the contrary notwithstanding, the obligations of the Foreign Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal, state or provincial law.

3. Foreign Guarantors Not Obligated for U.S. Loan Party Obligations. The parties hereto expressly acknowledge and agree that the guarantee by each Foreign Guarantor granted hereunder and each other obligation of the Foreign Guarantor hereunder is subject to the limitations set forth in Section 2.19 of the Credit Agreement.

4. No Setoff or Deductions; Taxes; Payments. Alexion Holding B.V. represents and warrants that it is organized and resident in the Netherlands. Enobia Pharma Inc. represents and warrants that it is organized under the laws of Canada. Enobia Canada Limited Partnership represents and warrants that it is organized under the laws of Ontario, Canada. The Foreign Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Foreign Guarantor is compelled by law to make such deduction or withholding. If any such obligation in respect of Indemnified Taxes or Other Taxes is imposed upon the Foreign Guarantor with respect to any amount payable by it hereunder, the Foreign Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Foreign Guarantor. The Foreign Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Foreign Guarantor hereunder. The obligations of the Foreign Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Loan Party, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Loan Party’s property, or by economic, political, regulatory or other events in the countries where any Loan Party is located. The Foreign Guarantor shall indemnify the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent on or with respect to any payment by or on account of any obligation of the Foreign Guarantor in connection with this Guaranty and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Foreign Guarantor by the Administrative Agent shall be conclusive absent manifest error.

14

5. Rights of the Administrative Agent and the other Secured Parties. The Foreign Guarantor consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security to the Guaranteed Obligations and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Foreign Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Foreign Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Foreign Guarantor.

6. Certain Waivers. The Foreign Guarantor waives (a) any defense arising by reason of any disability or, to the fullest extent permitted by law, any other defense of any Foreign Obligor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Secured Party) of the liability of any Foreign Obligor; (b) any defense based on any claim that the Foreign Guarantor’s obligations exceed or are more burdensome than those of any Designated Borrower; (c) the benefit of any statute of limitations affecting the Foreign Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Foreign Obligor, proceed against or exhaust any security for the Foreign Obligor Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Foreign Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

7. Obligations Independent. The obligations of the Foreign Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Foreign Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.

8. Subrogation. The Foreign Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Foreign Guarantor in violation of the foregoing limitation, then

15

such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

9. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than (i) contingent indemnification obligations for which no claim has been asserted, (ii) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement or (iii) L/C Obligations for which the Outstanding Amount related thereto has been Cash Collateralized in the manner set forth in the Credit Agreement, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the L/C Issuer) are indefeasibly paid in full in cash and any facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Foreign Guarantor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver, interim receiver, receiver and manager or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Foreign Guarantor under this paragraph shall survive termination of this Guaranty.

10. Subordination. The Foreign Guarantor hereby subordinates the payment of all obligations and indebtedness of any Designated Borrower owing to the Foreign Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Designated Borrower to the Foreign Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from the Foreign Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of any Designated Borrower to the Foreign Guarantor shall be enforced and performance received by the Foreign Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Foreign Guarantor under this Guaranty.

11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Foreign Guarantor or any Designated Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Foreign Guarantor immediately upon demand by the Administrative Agent.

16

12. Expenses. Subject to Section 2.19 of the Credit Agreement, the Foreign Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 11.04(a) of the Credit Agreement; provided that, each reference therein to “the Administrative Borrower” shall be deemed a reference to “the Foreign Guarantor”. The obligations of the Foreign Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

13. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Foreign Guarantor. No failure by the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Foreign Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Foreign Guarantor for the benefit of the Administrative Agent or any other Secured Party or any term or provision thereof.

14. Condition of Designated Borrower. The Foreign Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of any Designated Borrower and any such other guarantor as the Foreign Guarantor requires, and that the Administrative Agent and the other Secured Parties have no duty, and the Foreign Guarantor is not relying on the Administrative Agent and the other Secured Parties at any time, to disclose to the Foreign Guarantor any information relating to the business, operations or financial condition of any Designated Borrower or any other guarantor (the guarantor waiving any duty on the part of the Administrative Agent and the other Secured Parties to disclose such information and any defense relating to the failure to provide the same).

15. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or any other Secured Party may setoff and charge from time to time any amount so due against any or all of the Foreign Guarantor’s accounts or deposits with the Administrative Agent or any other Secured Party.

16. Representations and Warranties. Each Foreign Guarantor represents and warrants that (a) it is duly organized and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws applicable to creditors rights generally and general principles of equity; (c) the making and performance of this Guaranty (i) does not and will not violate any provision of such Foreign Guarantor’s charter documents, operating agreement, partnership agreement, by-laws or other governing document and (ii) does not and will not violate the provisions of any applicable law, regulation or order or

17

result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, (except in each case referred to in clause (c)(ii), to the extent such breach, default or consent the failure of which to obtain, in each case, could not reasonably be expected to result in a Material Adverse Change); and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except for any consents, approvals, licenses, authorizations, filings or registrations, in each case, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Change.

17. Indemnification and Survival. Without limitation on any other obligations of the Foreign Guarantor or remedies of the Administrative Agent and the other Secured Parties under this Guaranty, the Foreign Guarantor shall, as an original and independent obligation under this Guaranty and to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the other Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and reasonable expenses (including reasonable legal fees and expenses) that may be suffered or incurred by the Administrative Agent or any other Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Designated Borrower enforceable against such Designated Borrower in accordance with their terms. The obligations of the Foreign Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

18. Governing Law; Jurisdiction; Assignment; Etc.

(p) THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(q) THE FOREIGN GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY

18

AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE FOREIGN GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(r) THE FOREIGN GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(s) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(t) THIS GUARANTY SHALL (i) BIND THE FOREIGN GUARANTOR AND ITS SUCCESSORS AND ASSIGNS, PROVIDED THAT THE FOREIGN GUARANTOR MAY NOT ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS GUARANTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT (AND ANY ATTEMPTED ASSIGNMENT WITHOUT SUCH CONSENT SHALL BE VOID) AND (B) INURE TO THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE OTHER SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND THE LENDERS MAY ASSIGN, SELL OR GRANT PARTICIPATIONS IN THE GUARANTEED OBLIGATIONS AND THIS GUARANTY, IN WHOLE OR IN PART.

19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

19

INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES PARTY TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20. [Reserved].

21. Foreign Currency. If the Administrative Agent so notifies the Foreign Guarantor in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Foreign Guarantor shall indemnify the Administrative Agent and the Secured Parties and hold the Administrative Agent and the Secured Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Foreign Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

22. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Guaranty.

23. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11.02 of the Credit Agreement and, in the case of each Foreign Guarantor, to such Foreign Guarantor in care of the Administrative Borrower.

24. Additional Guarantors. Foreign Subsidiaries of the Administrative Borrower (each, an “Additional Foreign Guarantor”) may hereafter become parties to this Guaranty by

20

executing and delivering a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional Foreign Guarantor, such Additional Foreign Guarantor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Foreign Guarantor had executed this Guaranty as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional Foreign Guarantor’s obligations hereunder.

[Remainder of Page Left Intentionally Blank]

21

Executed by the undersigned as of the date of the Credit Agreement set forth above.

ALEXION HOLDING B.V.

By:
Name:
Title:

ENOBIA PHARMA INC.

By:
Name:
Title:

ENOBIA CANADA LIMITED PARTNERSHIP

By:
Name:
Title:

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The undersigned Borrower hereby requests a Swing Line Loan, on behalf of itself or, if applicable, the Administrative Borrower requests on behalf of the Designated Borrower referenced in item 3 below (the “Applicable Designated Borrower”):

1.	On (a Business Day).
2.	In the principal amount of $ .
3.	On behalf of [insert name of applicable Designated Borrower].

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Swing Line Loan Notice as of the date first written above.

[ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:
Name:
Title:]

[ ], as Designated Borrower

By:
Name:
Title:]

EXHIBIT G

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of             (the “Designated Borrower”) and the Administrative Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a wholly-owned Material Foreign Subsidiary of the Administrative Borrower.

The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Designated Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Administrative Borrower on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:
Name:
Title:

EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date:                 ,

To:	Alexion Pharmaceuticals, Inc., as Administrative Borrower

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Administrative Borrower and the Lenders that effective as of the date hereof [                                ] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business. If Lender is an entity disregarded as separate from its owner for U.S. tax purposes, this form shall be signed by the beneficial owner of such entity.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	______________________________________
Name: ________________________
Title: ________________________

Date:                          , 20[ ]

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business. If the Participant is an entity disregarded as separate from its owner for U.S. tax purposes, this form shall be signed by the beneficial owner of such entity.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	______________________________________
Name: ________________________
Title: ________________________

Date:                          , 20[ ]

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partner/members’ conduct of a U.S. trade or business. If the Participant is an entity disregarded as separate from its owner for U.S. tax purposes, this form shall be signed by the beneficial owner of such entity.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[  ]

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partner/members’ conduct of a U.S. trade or business. If the Lender is an entity disregarded as separate from its owner for U.S. tax purposes, this form shall be signed by the beneficial owner of such entity.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[  ]

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

Pursuant to that certain Credit Agreement, dated as of February 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Administrative Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transaction, including the making of the Loans and other Credit Extensions under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans and other Credit Extensions:

a.	The fair value of the assets of each Borrower, exceeds such person’s debts and liabilities, subordinated, contingent or otherwise;

b.	The fair value of the assets of the Borrowers and their Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

c.	The present fair saleable value of the property of each Borrower is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

d.	The present fair saleable value of the property of the Borrowers and their Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

e.	Each Borrower is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;

f.	The Borrowers and their Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;

g.	No Borrower is engaged in, nor is about to engage in, business for which it has unreasonably small capital;

h.	The Borrowers and their Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital; and

i.	None of the following events have occurred, nor are about to occur, with respect to the Designated Borrower: “Zahlungsunfähigkeit” (inability to pay its debts), “Zahlungseinstellung” (suspending making payments), “Überschuldung” within the meaning of art. 725 and art. 820 para. 1 of the Swiss Federal Code of Obligations (“CO”) (over indebtedness, i.e. liabilities not covered by the assets), duty of filing of the balance sheet with the judge due to over-indebtedness or insolvency pursuant to art. 725a and art. 820 para. 1 CO, “Konkurseröffnung und Konkurs” (declaration of bankruptcy and bankruptcy), “Nachlassverfahren” (composition with creditors) including in particular “Nachlassstundung” (moratorium) and proceedings regarding “Nachlassvertrag” (composition agreements) and “Notstundung” (emergency moratorium), proceedings regarding Fälligkeitsaufschub (postponement of maturity), “Konkursaufschub / Gesellschaftsrechtliches Moratorium” (postponement of the opening of bankruptcy; moratorium proceedings) pursuant to art. 725a or art. 820 para. 2 CO.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Administrative Borrower, on behalf of the Administrative Borrower, and not individually, as of the date first stated above.

ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By:
Name:
Title: